Use these links to rapidly review the document

Filed pursuant to Rule 424(b)(5)

Registration No. 333-189637

CALCULATION OF REGISTRATION FEE

Title of securities being registered	Amount being registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(2)
Common Shares of Beneficial Interest, no par value	10,000,000	$9.09	$90,900,000	$12,398.76

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional common shares as may be issued as a result of adjustment by reason of a share dividend, share split, recapitalization or other similar event.

(2) The registration fee of $12,398.76 is calculated in accordance with Rule 457(r). Pursuant to Rule 457(p), a registration fee of $4,011, paid but unused in connection with the registrant’s Registration Statement 333-182451, filed on June 29, 2012, and a registration fee of $4,777.10, paid but unused in connection with the registrant’s Registration Statement 333-165977, filed on April 9, 2010,  were applied to the registrant’s Registration Statement on Form S-3 (333-189637), filed on June 27, 2013. The $12,398.76 registration fee associated with this offering is partially offset by these prepaid registration fees. Following application of these offset fees, a registration fee of $3,610.66  is due with this prospectus supplement.

(3) Estimated solely for the purpose of determining the registration fee.  This amount was calculated in accordance with Rule 457(c)  of the Securities Act and based on the average of the high and low sales prices of the registrant’s common shares of beneficial interest as reported on the New York Stock Exchange on July 11, 2013.

Prospectus Supplement, dated July 18, 2013
(To prospectus dated June 27, 2013)

DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN
10,000,000 Common Shares of Beneficial Interest

         Investors Real Estate Trust's ("IRET") Distribution Reinvestment and Share Purchase Plan (the "plan") provides new investors and existing holders of IRET's common shares of beneficial interest (the "common shares"), and holders of the limited partnership units ("units") of IRET's operating partnership, IRET Properties, A North Dakota Limited Partnership ("IRET Properties"), a convenient way to purchase IRET common shares, by permitting participants in the plan to automatically reinvest cash distributions on all or a portion of their common shares and units (subject to a minimum reinvestment percentage of 10%), and to make monthly voluntary cash contributions under the terms of the plan. Participation in the plan is entirely voluntary, so that shareholders and unitholders may join the plan and terminate their participation in the plan at any time. If you choose not to participate in the plan you will continue to receive cash distributions on your common shares and units when, as and if declared, in the usual manner. Beneficial owners of our common shares whose shares are registered in names other than their own, by brokers, banks or other nominees, may join the plan by having the shares they wish to enroll in the plan transferred to their own names, or by arranging for the holder of record to join the plan.

         A summary of the plan is provided in this prospectus supplement in a question and answer format. We encourage you to read it carefully. If you have any additional questions, please call us at (701) 837-4738. We recommend that you retain this prospectus supplement for future reference.

         You may purchase common shares under the plan by:

  •
  Having the cash distributions on all or part of your common shares and units automatically reinvested;

  •
  Receiving directly, as usual, cash distributions, if and when declared, on your common shares and units, and investing in the plan by making optional cash payments of $250 to $10,000 per month; or

  •
  Investing both your cash distributions and your voluntary cash contributions.

         This prospectus supplement relates to 10,000,000 common shares registered for purchase under the plan and makes certain amendments to our existing plan. Current plan participants automatically will continue to participate in the plan.

         Common shares purchased for your account under the plan will be issued by us or purchased from third parties on the open market or in privately negotiated transactions. We may, in our sole discretion, determine the source from which common shares will be purchased under the plan; however, we expect these shares to be primarily shares issued by us. Newly issued common shares generally will be purchased at a discount ("purchase price discount") of 0% to 5% (in our sole discretion) from the market price for our common shares at the time of purchase, and will provide us with additional capital for general corporate purposes.

         Common shares purchased for plan accounts through open market or privately negotiated transactions are not eligible for the purchase price discount. The purchase price for common shares acquired for plan accounts through open market or privately negotiated transactions will be equal to the weighted average price (excluding brokerage commissions) of all common shares acquired through open market or privately negotiated transactions during the investment period. Common shares purchased directly from us pursuant to an approved request for waiver as described in this prospectus supplement will be at the volume weighted average price, rounded to four decimal places, of our common shares, as traded on the New York Stock Exchange ("NYSE") only during regular NYSE hours on the applicable trading days and may be priced at a discount ("waiver discount") ranging from 0% to 5%, as described in this prospectus supplement. We may change or eliminate any discount at any time in our sole discretion.

         In part so that we can continue to qualify as a "real estate investment trust" (a "REIT") under the federal income tax laws, our declaration of trust generally does not permit anyone to own more than 9.8% (in value or number of shares, whichever is more restrictive) of our outstanding common shares.

         To the extent required by applicable law in any jurisdiction, common shares offered under the plan to persons not presently common shareholders of record are offered only through a registered broker-dealer in such jurisdiction.

         Our common shares are listed on the NYSE under the symbol "IRET." The last reported sale price of our common shares on the NYSE on July 11, 2013 was $9.04 per share.

         Investing in our common shares involves risks. See "Risk Factors" beginning on page S-1 of this prospectus supplement and beginning on page 11 of our Annual Report on Form 10-K for the fiscal year ended April 30, 2013, our periodic reports and other information that we file with the Securities and Exchange Commission, for certain factors that you should consider before purchasing our common shares.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this prospectus supplement is July 18, 2013

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of our Distribution Reinvestment and Share Purchase Plan and also adds to and updates information contained in the second part. The second part, which is the accompanying prospectus, provides general information about securities we may offer from time to time, including the common shares being offered hereby. Some of the information in the accompanying prospectus may not apply to the plan. If the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus or the documents incorporated by reference on or prior to the date of this prospectus supplement, this prospectus supplement will supersede such other information. This prospectus supplement does not contain all of the information that is important to you. For further information, you should read the accompanying prospectus as well as the documents incorporated by reference after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated. Please read this prospectus supplement carefully, and, if you are a participant in the plan or if you decide to participate in the future, then please keep this prospectus supplement with your investment records, since it contains important information about the plan.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus supplement is accurate as of any date later than the date hereof.

IRET

        IRET is a self-advised REIT that owns and operates commercial office, medical, industrial and retail properties and multi-family residential properties located primarily in the upper Midwest. We began operations in July 1970. We own our properties and conduct our business primarily through our operating partnership, IRET Properties. We are the sole general partner of, and owned as of April 30, 2013, an 82.4% interest in, IRET Properties. As of April 30, 2013, we owned 182 commercial properties with an aggregate of approximately 12.4 million square feet of leasable space, and 87 multi-family residential properties with a total of approximately 10,280 units. Our properties are located in 12 states.

        Our principal corporate offices are located at 1400 31st Avenue SW, Suite 60, North Dakota 58701. Our telephone number is (701) 837-4738. Our website address is http://www.iret.com. The information on or connected to our website is not, and shall not be deemed to be, part of or incorporated by reference into this prospectus supplement.

RISK FACTORS

        Investing in our common shares involves risks that could affect us and our business, as well as the real estate industry generally. Please see the risk factors in our Annual Report on Form 10-K for the year ended April 30, 2013, as well as the additional periodic reports we file with the SEC. Much of the business information and financial and operational data contained in our risk factors is updated in our periodic reports, which are also incorporated by reference into this prospectus supplement. We cannot assure you of a profit or protect you against a loss on the common shares that you purchase under the plan.

        In addition, there are risks associated with participation in the plan.

        You will not know the price of the shares you are purchasing under the plan at the time you authorize the investment or elect to have your distributions reinvested.    Although we describe generally in this prospectus supplement how the price of any common shares you purchase under the plan will be determined, you will not know the price of those common shares at the time you authorize the investment or elect to have your distributions reinvested.

        The price of our common shares may fluctuate between the time you decide to purchase shares under the plan and the time of the actual purchase.    The price of our common shares may fluctuate between the time you decide to purchase our common shares under the plan and the time of the actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision. If you decide to withdraw from the plan, the market price of our common shares may decline between the time you decide to withdraw and the time your common shares are transferred or you receive a certificate evidencing your plan shares.

        The market price of our common shares may be volatile due to numerous circumstances beyond our control.    The trading prices of equity securities issued by REITs historically have been affected by changes in market interest rates. One of the factors that may influence the price of our common shares is the annual yield from distributions on our common shares as compared to yields on other financial instruments. An increase in market interest rates, which may lead prospective purchasers of our common shares to demand a higher annual yield, or a decrease in our distributions to shareholders, could reduce the market price of our common shares. Other factors that could affect the market price of our common shares include the following:

  •
  actual or anticipated variations in our quarterly results of operations;

  •
  changes in market valuations of companies in the real estate industry;

  •
  changes in expectations of future financial performance or changes in estimates of securities analysts;

  •
  fluctuations in stock market prices and volumes;

  •
  our issuances of common shares or other securities in the future;

  •
  the addition or departure of key personnel; and

  •
  announcements by us or our competitors of acquisitions, investments or strategic alliances.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We incorporate information into this prospectus supplement and the accompanying prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended April 30, 2013; and

  •
  our Current Report on Form 8-K filed with the SEC on July 2, 2013.

        We also incorporate by reference into this prospectus supplement additional documents that we may file (but not those that we furnish) with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or the offering is otherwise terminated. We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, a copy of any of the documents referred to above as being incorporated by reference. You may request a copy of these filings by writing or telephoning us at the following address:

Investors Real Estate Trust
1400 31st Avenue SW, Suite 60
Minot, North Dakota, 58701
(701) 837-4738

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the information in this prospectus supplement may contain forward-looking statements as described in Section 27A of the Securities Act and Section 21E of the Exchange Act. You can generally identify forward-looking statements by our use of forward-looking words such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue" or other similar words that describe our expectation for the future. These forward-looking statements include, but are not limited to, those regarding possible acquisitions to our portfolio of properties; the sale of properties; the performance of our properties; our ability to enter into agreements with new tenants for vacant space; our occupancy rates; our ability to acquire, develop and manage properties; our tax status as a real estate investment trust; our ability to access capital markets or other sources of funds; our ability to make distributions to shareholders; our policies and plans regarding investments, financings and other matters; and our critical accounting policies.

        You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. These risks and uncertainties, including those described in our filings with the SEC from time to time, could cause our actual results to differ materially from those projected in any forward-looking statement we make. Various factors may cause our expected results to differ materially from our actual results, including, but not limited to, the status of the economy; the state of the capital markets, including availability and cost of capital; competition within the real estate industry; negative developments in the operating results or financial condition of our tenants, including their ability to pay rent; our ability to make new investments as and when anticipated; our ability to re-lease space at similar rates as vacancies occur; environmental laws affecting our properties; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

HOW TO ENROLL IN THE DISTRIBUTON REINVESTMENT AND SHARE PURCHASE PLAN

  •
  If you do not currently own any common shares or units:  You may join the plan by making an initial cash investment of at least $250 and not more than $10,000. You may enroll by completing and mailing to the Plan Administrator a new account Enrollment Form and a plan Authorization Form along with your check payable to Investors Real Estate Trust. A $15 new account enrollment fee will be deducted from your initial investment. Participants may not send cash, money orders, travelers' checks or third-party checks. If the account will be registered in more than one name, all potential participants must sign the new account Enrollment Form. We reserve the right to limit or combine accounts with identical taxpayer identification numbers and/or legal registrations. Please allow approximately two weeks for your account to be established, initial shares to be purchased and a statement to be mailed to you. No interest will be paid on amounts held by us pending investment.

        You may obtain Authorization Forms and new account Enrollment Forms by writing to us at IRET, 1400 31st Avenue SW, Suite 60, Minot, ND 58701, Attention Investor Relations, or calling us at

(701) 837-4738. The new account Enrollment Form and the Authorization Form are also available on our website, www.iret.com, at the Distribution Reinvestment and Share Purchase Plan section of the "Investor Relations" page. The information on our website does not constitute a part of this prospectus supplement. You may also visit American Stock Transfer and Trust Company, LLC's website, www.amstock.com, and enroll online and download plan documents. American Stock Transfer and Trust Company, LLC is the transfer agent for our shares of beneficial interest and is the administrator of the plan (the "Plan Administrator").

  •
  If you own common shares or units registered in your name:  You may join the plan by completing and mailing to the Plan Administrator an Authorization Form (no enrollment fee is required). You may also enroll online at www.amstock.com by accessing your account.

  •
  If your common shares are held in a brokerage, bank or other intermediary account:  To participate directly in the plan, you should direct your broker, bank or other intermediary to register some or all of your common shares directly in your name with American Stock Transfer & Trust Company, LLC, as the transfer agent for our common shares. You may then join the plan by completing and mailing an Authorization Form to the Plan Administrator.

  •
  If you are a current participant in the plan:  You are automatically enrolled in the plan. No action is required unless you want to make a change in your election.

        If you are a citizen or resident of a country other than the United States, you must first determine that participating will not violate local laws applicable to us, the plan and you as a participant.

DESCRIPTION OF THE DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN

        The following questions and answers constitute the plan. You should read this prospectus supplement carefully before electing to participate in the plan and retain it for future reference.

Purpose and Participation

1.     What is the purpose of the plan?

        The purpose of the plan is to provide a convenient and economical way to purchase our common shares and to reinvest cash distributions paid on our common shares and units. Under the plan, common shares that are acquired for your account directly from us as newly issued common shares with reinvested distributions and/or voluntary cash contributions may be issued at a discount from the market price for our common shares at the time of purchase ranging from 0% to 5%. Common shares acquired with reinvested distributions and/or voluntary cash contributions through open market or privately negotiated transactions will not be eligible for a purchase price discount and will be priced at the weighted average cost (excluding brokerage commissions) of all common shares acquired through open market or privately negotiated transactions on the Distribution Payment Date (as defined below) and/or during the Investment Period (as defined below), as applicable. For a more extensive discussion regarding discounts and pricing of shares purchased under the plan for your account, see Questions 14-20.

        The plan is primarily intended to benefit long-term investors who want to increase their investment in our common shares by investing all or a portion of their cash distributions in additional shares, and to allow our shareholders and new investors to purchase additional common shares. We reserve the right to modify, suspend or terminate participation in this plan by otherwise eligible investors in order to eliminate practices that are not consistent with the purposes of the plan.

2.     What investment options are available under the plan?

        The Authorization Form allows you to choose one of the options listed below regarding your participation in the plan. If not otherwise specified on the Authorization Form, your plan account will automatically be set up for full distribution reinvestment. You can change your reinvestment decision at any time by notifying us. Your options under the plan are:

        Full Distribution Reinvestment:    If you check the "Full Distribution Reinvestment" box, it means that you are instructing the Plan Administrator to purchase additional common shares for you using:

  •
  cash distributions on all common shares and/or units registered in your name;

  •
  cash distributions on all common shares credited to your plan account; and

  •
  any voluntary cash contributions received from you.

        Partial Distribution Reinvestment:    If you check the "Partial Distribution Reinvestment" box on the Authorization Form, it means that you are specifying on the Authorization Form the number of common shares and/or units registered in your name and/or the number of all common shares credited to your plan account on which you want cash distributions to be paid to you in the usual manner. It further means that you are instructing the Plan Administrator to purchase additional common shares for your plan account using the cash distributions on all of your remaining common shares and/or units, and any voluntary cash contributions you make under the plan.

        The Internal Revenue Service (the "IRS") adopted regulations on broker reporting of sales of securities and on the cost basis of securities. Pursuant to those regulations, plan administrators of distribution reinvestment plans are required to retain and accurately report cost basis information to shareholders and to the IRS with respect to shares acquired in qualified distribution reinvestment plans. Under the regulations, the minimum distribution reinvestment that can occur in order for a plan to qualify as a distribution reinvestment plan is 10%. Accordingly, the plan requires you to reinvest a minimum of 10% of every distribution paid. If your account falls below the 10% threshold, you will be sent a notification outlining your alternatives for reinvesting distributions.

        Under the regulations, the adjusted basis of stock in a qualified distribution reinvestment plan is determined by the plan administrator's default method, unless the participant elects another method. The common reporting method applicable to distribution reinvestment plans is the average basis method. The average basis method is elective in one of two ways. First, the plan administrator may adopt average basis as its default method. Alternatively, if the plan administrator chooses another default method, then a plan participant may elect the average basis method by submitting an election in writing (including electronic communication) to the plan administrator and the administrator must execute the average basis method for that participant.

        Cash distributions will be reinvested in additional common shares on the distribution payment date (the "Distribution Payment Date"), which is generally on or about the first day of each April, July and October, and on or about the 15th day of each January.

  •
  Voluntary Cash Contributions:  If you check the "Voluntary Cash Contributions" box, it means that you are instructing the Plan Administrator to purchase additional common shares for your plan account using the voluntary cash contributions received from you. Cash distributions paid on all shares credited to your plan account as a result of your purchase of shares using this voluntary cash contribution feature of the plan will be reinvested under one of the Distribution Reinvestment options summarized above, as directed by you (i.e., Full Distribution Reinvestment or Partial Distribution Reinvestment). To purchase common shares using this feature of the plan, you must invest at least $250 at any one time, but you cannot invest more than $10,000 monthly (unless the limit is waived by us). Any voluntary cash contribution of less than $250 and the portion of any voluntary cash contribution or contributions totaling more than $10,000 per month (unless the limit has been waived by us), will be returned to you without interest. You have no obligation to make any voluntary cash contributions under the plan.

        Purchases of our common shares made with voluntary cash contributions within the plan limits will begin on an investment date (the "Investment Date") which will be the 5th of each month (if this date is not a trading day on the NYSE, then the Investment Date will be the next trading day) and which may extend through an investment period not to exceed 30 business days after such Investment Date (the "Investment Period"). Common shares purchased on the open market will be credited to your plan account as of the last day on which all purchases during the Investment Period are completed. Shares issued and sold by us will be credited on the Investment Date.

        The Plan Administrator must receive voluntary cash contributions no later than three business days before the Investment Date for those contributions to be invested in our common shares beginning on the Investment Date. Otherwise, the Plan Administrator may hold those funds and invest them beginning on the next succeeding Investment Date. No interest will be paid on funds held by us pending investment. Accordingly, you may wish to transmit any voluntary cash contributions so that they reach the Plan Administrator shortly—but not less than three business days—before the Investment Date. This will minimize the time period during which your funds are not invested. Participants have an unconditional right to obtain the return of any voluntary cash contribution up to three business days prior to the Investment Date by sending a written request to the Plan Administrator.

        If you wish to make regular monthly purchases, you can authorize an automatic withdrawal from your bank account by completing the applicable section of the Authorization Form and returning it to the Plan Administrator. This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your bank account on the last business day of the month preceding each

Investment Date. Please allow sufficient time (approximately three weeks) for the first automatic withdrawal to be initiated. You must notify the Plan Administrator in writing to change or terminate automatic withdrawal at least 10 business days before the next automatic withdrawal in order for the change or termination to be effective by that date.

        For the purpose of the above limitations on the amount of voluntary cash contributions (no less than $250 or more than $10,000 monthly, unless the limit is waived by us), we may aggregate all initial and voluntary cash contributions for participants with more than one account using the same Social Security Number or Taxpayer Identification Number. For participants unable to supply a Social Security Number or Taxpayer Identification Number, their participation may be limited by us to only one plan account. Also for the purpose of such limitations, all plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless we have determined that investment of voluntary cash contributions for each such account would be consistent with the purposes of the plan, we will have the right to aggregate all such accounts and to instruct the Plan Administrator to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

        Under all of the above investment options, unless you instruct the Plan Administrator otherwise by choosing the Partial Distribution Reinvestment option on the Authorization Form, the Plan Administrator will automatically reinvest any and all subsequent distributions on the common shares credited to your plan account, until you specify otherwise by notice in writing delivered to the Plan Administrator, until you withdraw from the plan, or until the plan is terminated, as the case may be.

Advantages and Disadvantages

3.     What are the advantages and disadvantages of the plan?

        Before deciding whether to participate in the plan, you should consider the following advantages and disadvantages.

Advantages

  •
  You may have the opportunity to reinvest the cash distributions on all or a portion of your common shares and units (subject to a minimum reinvestment percentage of 10%) in additional common shares at a discount from the market price for our common shares when the common shares are issued and sold directly by us.

  •
  You may have the opportunity to make a voluntary cash contribution (subject to a minimum of $250 and a maximum of $10,000 per month or, with our approval, in excess of $10,000) to purchase our common shares at a discount from the market price when the common shares are issued and sold directly by us.

  •
  You are not required to pay brokerage commissions or other expenses in connection with the purchase of common shares under the plan, including reinvested distributions or voluntary cash contributions that are applied to the purchase of our common shares on the open market.

  •
  The plan permits whole and fractional common shares to be purchased with the distributions. Distributions on all whole or fractional common shares and units credited to the distribution reinvestment portion of the account are automatically reinvested in additional whole or fractional common shares.

  •
  By participating in the plan, you avoid the necessity of safekeeping certificates representing the common shares credited to your account, and thus have increased protection against loss, theft or destruction of such certificates.

  •
  A regular statement for each account will provide you with a record of each transaction.

Disadvantages

  •
  You may not know the actual number of common shares purchased under the plan until after the Investment Date or Investment Period (as applicable for voluntary cash contributions) or the Distribution Payment Date for shares purchased with reinvested distributions.

  •
  You will have no control over the prices at which shares are purchased or sold for your account. Moreover, you will have no control over the source of the acquired shares (newly issued, open market purchases or privately negotiated transactions), and therefore may not know if the shares purchased for your account were eligible for the purchase price discount until after the Distribution Payment Date or, in the case of voluntary cash contributions, until after the Investment Period has concluded.

  •
  If you make a voluntary cash contribution but later change your mind and want it returned to you, we are obligated to do so only if the Plan Administrator receives your written request not less than three business days prior to the applicable Investment Date.

  •
  You will not receive the purchase price discount on common shares acquired through open market or privately negotiated transactions with reinvested distributions or voluntary cash contributions.

  •
  Any discount from market prices at the time of investment in common shares purchased under the plan (as described in Question 16) may create additional taxable income to you and brokerage commissions or other trading expenses paid by us in connection with the reinvestment of distributions if common shares are purchased in the open market will be taxable income to you. See Question 41.

  •
  A common shareholder's reinvested distributions will generally be taxable as dividends to the extent of our earnings and profits and may give rise to a liability for the payment of income tax without providing the shareholder with the corresponding cash to pay the tax when due.

  •
  A unitholder's reinvested distributions that exceed the unitholder's adjusted tax basis in its units will be treated as an amount received on the taxable sale or exchange of its units and may give rise to income tax liability without providing the unitholder with the corresponding cash to pay the tax when due.

  •
  We will not pay interest on voluntary cash contributions while the Plan Administrator holds them pending investment.

  •
  The granting of a discount in any one month or quarter will not ensure the availability of a discount or the same discount in future months or quarters. Each month or quarter, we may, at our discretion, adjust or eliminate discounts after providing notice, at least 30 days prior to the next Investment Date, on our website, www.iret.com, in the Distribution Reinvestment and Share Purchase Plan section of the website.

  •
  You bear the risks of fluctuation in the market price of our common shares.

Administration

4.     Who administers the plan?

        The plan is administered by the Plan Administrator, American Stock Transfer & Trust Company, LLC, or such successor plan administrator as we may designate. The Plan Administrator keeps records, sends statements of account to participants and performs other duties relating to the plan. They also act as the distribution disbursing agent, transfer agent and registrar for our common shares. Correspondence with the Plan Administrator should be sent to:

  American Stock Transfer and Trust Company, LLC
  Attention: Investors Real Estate Trust Distribution Reinvestment and Share Purchase Plan
  P.O. Box 922
  Wall Street Station
  New York, NY 10269-0560
  Telephone: 1-888-200-3167

Internet services of the plan:

        You can obtain information about your account over the Internet. To gain access, you will be required to use your account number and tax ID number. You may request your account number and tax ID number by calling the Plan Administrator at the telephone number above.

Eligibility

5.     Who is eligible to participate in the plan?

  (a)
  All holders of record of our common shares are eligible to participate in the plan.

  (b)
  All holders of record of units are eligible to participate in the plan.

  (c)
  If you do not own any common shares or units, you may participate in the plan by making an initial cash investment of at least $250 and not more than $10,000 (unless this limit is waived by us). A $15 new account enrollment fee will be deducted from your initial cash investment.

  (d)
  Beneficial owners whose common shares are registered in names other than their own (for instance, in the name of a broker or bank nominee), may participate in the plan in respect of the reinvestment of cash distributions on such common shares only if their broker or nominee offers the option of participating in the plan. Shareholders should consult directly with the entity holding their common shares to determine if they can enroll in the plan. If not, the common shareholder will need to request his or her bank, broker or trustee to transfer all or some of his or her common shares into the beneficial owner's own name in order to participate in the plan.

6.     Are there any limitations on who is eligible to become a participant other than those described above?

        Foreign law restrictions.    If you are a citizen or resident of a country other than the United States, its territories and possessions, you should make certain that your participation does not violate local laws governing such things as taxes, currency and exchange controls, stock registration and foreign investments.

        REIT Qualification Restrictions.    In order to maintain our qualification as a REIT, not more than 50 percent in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). As a result, our Declaration of Trust prohibits any shareholder from owning over 9.8% of the lesser of the number or value of our outstanding shares. If any shareholder acquires or is deemed to have acquired more than 9.8% of our outstanding shares, under the plan or otherwise, then (among other consequences) the number of shares owned by such shareholder that exceed the 9.8% ownership limit will be automatically transferred to a trust, the beneficiary of which will be a qualified charitable organization selected by us and the purported transferee will acquire no rights in the shares. At the direction of our board of trustees, the trust will thereafter sell the shares and remit to such shareholder the lesser of the price paid by such shareholder for the shares or the proceeds received by the trust for the shares, minus any expenses or compensation due to the trust. We reserve the right to invalidate any purchases made under the plan that we determine, in our sole discretion, may violate the 9.8% ownership limit. Any grant or request for a waiver of the maximum voluntary cash contribution will not be deemed a waiver of the 9.8% ownership limit.

        Change of Eligibility.    We reserve the right to modify, suspend or terminate participation in the plan, by otherwise eligible holders of common shares and units, in order to eliminate practices which we determine, in our sole discretion, are not consistent with the purposes or operation of the plan or which may adversely affect the market price of our common shares. If the number of shares on which distributions are reinvested falls below one share, your participation in the plan will be terminated automatically and a check will be sent to you for any fractional share remaining. In addition to the restrictions described above, we reserve the right to restrict your participation in the plan for any other reason. We have the sole discretion to exclude you from, or terminate your participation in, the plan.

Participating in the Plan

7.     How do interested investors and existing holders of common shares or units join the plan?

        An interested investor may join the plan by making an initial cash investment of at least $250 but not more than $10,000 (unless such limit is waived by us). You may enroll by completing and mailing to the Plan Administrator a completed new account Enrollment Form and a plan Authorization Form along with your check payable to Investors Real Estate Trust. A $15 enrollment fee will be deducted from your initial investment. Please allow approximately four weeks for your account to be established, initial shares to be purchased and a statement to be mailed to you. No interest will be paid on amounts held by us pending investment. A holder of record of common shares or units may join the plan at any time by completing the Authorization Form and returning it to us (See Question 4 for our address). When completing the Authorization Form, you should be careful to include your social security number or taxpayer identification number and complete the required certification. Failure to supply this information will result in backup withholding of a percentage (28%) of payments owed to you. If the common shares or units are registered in more than one name (e.g., joint tenants, trustees, minors, etc.), all registered holders must sign the Authorization Form. Beneficial owners of our common shares whose shares are registered in names other than their own by brokers, banks or other nominees may join the plan by having the shares they wish to enroll in the plan transferred to their own names and completing the Authorization Form, or by arranging for the holder of record to participate in the plan on their behalf. If you are a beneficial owner whose broker, bank or nominee participates in the DTC reinvestment service, you should be able to request that your broker code your shares for distribution reinvestment and your distributions should be automatically reinvested through the plan. Those beneficial owners whose broker, bank or nominee does not participate in the DTC reinvestment service will need to become registered shareholders in order to participate in the distribution reinvestment feature of the plan. You may also enroll in the plan online at www.amstock.com by logging into your account. First-time buyers may also purchase shares online.

        If you are currently participating in our Distribution Reinvestment Plan, you are automatically enrolled in the plan without sending another Authorization Form. However, if you wish to change your participation in any way, please contact the Plan Administrator for instructions (see Question 4 for contact information).

8.     What does the Authorization Form provide?

        By signing an Authorization Form, a common shareholder or unitholder may become a participant, and by checking the appropriate boxes on the Authorization Form may choose among the investment options described in Question 2. An Authorization Form is enclosed with this prospectus supplement. Additional Authorization Forms may be obtained by writing to the Plan Administrator at the address listed in Question 4 or calling us at (701) 837-4738. The Authorization Form is also available on our website, www.iret.com, at the Distribution Reinvestment and Share Purchase Plan section of the "Investor Relations" page. The information on our website does not constitute a part of this prospectus supplement.

9.     How does the voluntary cash contribution feature of the plan work?

        The Plan Administrator must receive voluntary cash contributions no later than three business days before the Investment Date for those contributions to be invested in our common shares beginning on the Investment Date. Otherwise, the Plan Administrator may hold those funds and invest them beginning on the next Investment Date in the following month. No interest will be paid on funds held by the Plan Administrator pending investment. Accordingly, you may wish to transmit any voluntary cash contributions so that they reach the Plan Administrator shortly—but not less than three business days—before the Investment Date. This will minimize the time period during which your funds are not earning interest. Participants have the unconditional right to obtain the return of any cash payment up to three business days prior to the Investment Date by sending a written request to the Plan Administrator.

        You do not need to contribute the same amount, or any amount, each Investment Date. The Plan Administrator will reinvest all of the cash distributions on common shares purchased with voluntary cash contributions in additional common shares on each Distribution Payment Date, unless you have specified on the Authorization Form the Partial Distribution Reinvestment option, in which case the Plan Administrator will apply the cash distributions on common shares purchased with voluntary cash contributions in accordance with those instructions.

10.   How can a participant make a voluntary cash contribution?

        You may make a voluntary cash contribution by enclosing with the Authorization Form a check made payable to Investors Real Estate Trust subject to a minimum monthly amount (initially $250) and a maximum monthly amount (initially $10,000). These limits may be changed at any time in our sole discretion. If you wish to make regular monthly purchases, you can authorize an automatic withdrawal from your bank account by completing the applicable section of the Authorization Form and returning it to the Plan Administrator. This feature enables you to make ongoing investments without writing a check each time you want to make an investment. Funds will be deducted from your bank account on the last business day of the month preceding each Investment Date. Please allow sufficient time (approximately three weeks) for the first automatic withdrawal to be initiated. You must notify the Plan Administrator in writing to change or terminate automatic withdrawal at least 10 business days before the next automatic withdrawal in order for the change or termination to be effective by that date. We also may, from time to time, authorize other methods of payment. In that event, you will be notified through a posting on our website of the changed investment limits and other payment methods.

11.   How do the Full Distribution Reinvestment feature and the Partial Distribution Reinvestment feature of the plan work?

        If you mark "Full Distribution Reinvestment" on your Authorization Form, the Plan Administrator will purchase additional common shares for your plan account with:

  •
  all cash distributions on both the shares and units held in your name as registered holder (or held in street name on your behalf by brokers, banks or other nominees who have joined the plan) and on your plan shares; and

  •
  any voluntary cash contributions you make under the plan.

        If you mark "Partial Distribution Reinvestment" on your Authorization Form, the Plan Administrator will continue to make cash payments of distributions on the number of the common shares and/or units held in your name as registered holder (or held in street name on your behalf by brokers, banks or other nominees who have joined the plan) and on the number of shares held in your plan account that you indicate on the Authorization Form (subject to a minimum reinvestment percentage of 10%). In addition, the Plan Administrator will apply to the purchase of additional common shares for your plan account:

  •
  all of the remaining cash distributions on your certificated common shares and/or units, and all of the remaining cash distributions on your plan shares; and

  •
  any voluntary cash contributions you make under the plan.

        In order for the Plan Administrator to reinvest your cash distributions for that quarter, the Plan Administrator must receive your Authorization Form by the record date for a Distribution Payment Date (see Question 4 for the address). Any change of election concerning the reinvestment of distributions must also be received by the Plan Administrator at least three business days prior to the record date for a Distribution Payment Date in order for the change to become effective with that payment. If you return a properly executed Authorization Form without electing an investment option, you will be enrolled as having selected full distribution reinvestment.

        The quarterly Distribution Payment Date is usually on or about the first day of each April, July and October, and on or about the 15th day of each January. The record date is approximately two to three weeks before the Distribution Payment Date. For example, if a distribution was paid on July 1 and the record date for such distribution was June 15, the Plan Administrator would have to receive your Authorization Form on or before June 15 in order for distributions paid on your common shares and/or units to be used for distribution reinvestment on July 1. If the Plan Administrator received your Authorization Form after June 15, the July 1 distribution would be paid to you in cash and your reinvestment of cash distributions would commence with the next distribution payment date, which should be on or about October 1.

12.   May I reinvest less than the full amount of my distributions?

        By selecting the "Partial Distribution Reinvestment" option on your Authorization Form, you may direct the Plan Administrator to reinvest the distributions attributable to a lesser number of common shares and/or units than the full number of common shares and/or units registered in your name and/or held in your plan account (see Question 11 above for a more extensive discussion of the distribution reinvestment options). Cash distributions on the remaining common shares and/or units will continue to be paid to you.

        Pursuant to IRS regulations, plan administrators of distribution reinvestment plans are required to retain and accurately report cost basis information to shareholders and to the IRS with respect to shares acquired in qualified distribution reinvestment plans. Under the regulations, the minimum distribution reinvestment that can occur in order for a plan to qualify as a distribution reinvestment plan is 10%. Accordingly, the Plan requires you to reinvest a minimum of 10% of every distribution paid. If your account falls below the 10% threshold, you will be sent a notification outlining your alternatives for reinvesting distributions.

        Under the regulations, the adjusted basis of stock in a qualified distribution reinvestment plan is determined by the plan administrator's default method, unless the participant elects another method. The common reporting method applicable to distribution reinvestment plans is the average basis method. The average basis method is elective in one of two ways. First, the plan administrator may adopt average basis as its default method. Alternatively, if the plan administrator chooses another default method, then a plan participant may elect the average basis method by submitting an election in writing (including electronic communication) to the plan administrator and the administrator must execute the average basis method for that participant.

13.   How and when can I change the amount of distributions to be reinvested?

        You may change the distribution reinvestment option at any time by submitting a newly executed Authorization Form to the Plan Administrator (see Questions 8 and 11). Any change in the number of common shares with respect to which the Plan Administrator is authorized to reinvest cash distributions must be received by the Plan Administrator by the record date for a distribution payment to permit the new amount to apply to that payment.

Purchases and Price of Shares Within Plan Limits and Distribution Reinvestments

14.   What is the source of common shares purchased for me under the plan?

        Common shares purchased for your account under the plan will be issued by us from our authorized but unissued shares, or purchased from third parties on the open market or in privately negotiated transactions. We may, in our sole discretion, determine the sources from which common shares will be purchased under the plan; however, we expect shares to primarily be issued by us.

15.   When will the common shares be purchased for my account?

Voluntary Cash Contributions

        Purchases of our common shares made with voluntary cash contributions in amounts that are within plan limits will begin on an Investment Date and may extend through the Investment Period. Common shares purchased on the open market or in privately negotiated transactions will be credited to your plan account as of the last day on which all purchases for the Investment Period are completed. Shares issued and sold by us will be credited on the Investment Date. See Question 9 for a more extensive discussion of the voluntary cash contribution feature.

Distribution Reinvestments

        Purchases will be made on the Distribution Payment Date, which is the quarterly distribution payment date for our common shares. The quarterly distribution payment is declared each quarter by our board of trustees. The distribution record date normally precedes the Distribution Payment Date by approximately two to three weeks. We historically have paid distributions on or about the first day of each April, July and October, and on or about the 15th day of each January. We pay distributions when and if declared by our Board of Trustees. We cannot assure you that we will declare or pay distributions in the future, and nothing contained in the plan obligates us to do so. However, we intend to continue to qualify as a REIT, and, as a REIT, we must distribute to our shareholders at least 90% of our taxable income each year. The plan does not represent a guarantee of future distributions.

        No interest will be paid on cash distributions or voluntary cash contributions pending investment under the terms of the plan.

16.   What will be the price of the common shares purchased with voluntary cash contributions under the plan?

Original Issue Shares Acquired Directly from Us

        We may issue and sell common shares under the plan. The purchase price of common shares issued by us may be at a discount from the market price for our common shares on the Investment Date. The market price will be the volume weighted average price, rounded to four decimal places, of our common shares, as traded on the NYSE only during regular NYSE hours on the Investment Date.

We will obtain this pricing information from NYSE, or, if NYSE is no longer providing this information, another authoritative source. Currently, the discount is 3% of the market price for our common shares on the Investment Date. We may change the discount at any time, in our sole discretion, with notice to participants provided on our website, www.iret.com, at least 30 days prior to the next Investment Date. In no event will the purchase price (taking into account any applicable discount) be less than 95% of the market value of our common shares on the Investment Date.

Open Market Purchases or Privately Negotiated Transactions

        Independent Agent.    We, the Plan Administrator, or, if we so elect, an independent agent appointed by us, may buy our common shares for the plan in the open market or in privately negotiated transactions. Except for any limitations imposed by federal or state securities laws, we, the Plan Administrator or the independent agent, as the case may be, will have full discretion as to all matters relating to open market purchases for the plan. We, the Plan Administrator or the independent agent, as the case may be, will determine the number of shares, if any, to be purchased on any given day, the time of day, the price to be paid for shares, the markets in which the shares are to be purchased (which may include any securities exchange or over-the-counter market) and the persons (including brokers or dealers) from or through whom purchases are made.

        Price.    The purchase price of our common shares purchased on the open market or in privately negotiated transactions under the plan will be equal to the weighted average cost (excluding brokerage commissions) of all common shares acquired by the independent agent or by us or the Plan Administrator, as the case may be, during the Investment Period. Common shares purchased with voluntary cash contributions in the open market or in privately negotiated transactions will not be eligible for a purchase price discount.

        Timing and Control.    Purchases may be made over a number of days to meet the requirements of the plan. No interest will be paid on funds held by the Plan Administrator, pending investment. We, the Plan Administrator, or our independent agent, as the case may be, may commingle your funds with those of other participants in the plan for purposes of executing purchase transactions.

        No participant in the plan will have the authority or power to control either the timing or the pricing of the shares purchased on the open market. Therefore, you will not be able to precisely time your purchases through the plan, and you will bear the market risk associated with fluctuations in the price of our common shares. If you send in a voluntary cash contribution, it is possible that the market price for our common shares could go up or down before we, the Plan Administrator, or the independent agent, as the case may be, arrange to purchase shares with your funds. We, the Plan Administrator, or the independent agent, as the case may be, will use its best efforts to apply all funds to the purchase of shares during the Investment Period, subject to any applicable requirements of federal or state securities laws. We reserve the right to designate any exclusive broker to purchase the shares on the open market.

17.   What will be the price of the common shares purchased with reinvested distributions under the plan?

Original Issue Shares Acquired Directly from Us

        Common shares acquired directly from us under the plan with reinvested distributions may be purchased at a discount from the market price on the Distribution Payment Date. The market price will be the volume weighted average price, rounded to four decimal places, of our common shares as traded on the NYSE only during regular NYSE hours on the Distribution Payment Date. Currently, the discount is 3% of the market price for our common shares on the Distribution Payment Date. We may change the discount at any time, in our sole discretion, without notice to participants. In no event will the purchase price (taking into account any applicable discount) be less than 95% of the market price of our common shares on the Distribution Payment Date.

Open Market Purchases or Privately Negotiated Transactions

        Common shares purchased with reinvested distributions in the open market or in privately negotiated transactions will not be eligible for a purchase price discount. Common shares acquired through open market or privately negotiated transactions under the plan with reinvested distributions will be purchased at a price equal to the weighted average cost (excluding brokerage commissions) of all common shares acquired by us, as Plan Administrator, or the independent agent, as the case may be, on the Distribution Payment Date.

18.   How will the number of common shares purchased for my account be determined?

Voluntary cash contributions within plan limits

        The number of common shares to be purchased for your account as of any Investment Date will be equal to the total dollar amount to be invested for you, divided by the applicable purchase price per share. The number of common shares will be computed to the third decimal place, and the applicable purchase price will be computed to the fourth decimal place. See Question 16 for more information regarding the applicable purchase price for voluntary cash contributions within plan limits.

        Where voluntary cash contributions or reinvested distributions are applied to the purchase of our common shares through us, the Plan Administrator, or our independent agent, as the case may be, in open market transactions, such purchase will be made during the Investment Period; however, neither we, the Plan Administrator or our independent agent, as the case may be, nor any participant in the plan has the authority or power to control either the timing or the pricing of the shares purchased on the open market during the Investment Period.

Distribution Reinvestments

        The number of common shares to be purchased for your account as of any Distribution Payment Date will be equal to the total dollar amount to be invested for you, divided by the applicable purchase price per share. The number of common shares will be computed to the third decimal place, and the applicable purchase price will be computed to the fourth decimal place. See Question 17 for more information regarding the applicable purchase price for shares purchased with reinvested distributions. The total dollar amount to be invested as of any Distribution Payment Date will be the cash distributions on all or a part of the common shares and/or units registered in your own name (or held in street name on your behalf by brokers, banks or other nominees who have joined the plan) and/or previously credited to your plan account, according to the option chosen by you (see Question 2). The amount to be invested will be reduced by any amount we are required to deduct for federal tax withholding purposes (see Question 41).

19.   Is the discount for shares purchased under the plan subject to change?

        The discount for shares issued by us is subject to change by us, in our sole discretion, from time to time (but will not exceed 5% of the market price for our common shares on the Investment Date or Distribution Payment Date) and is also subject to discontinuance at our discretion at any time based on a number of factors, including current market conditions, the level of participation in the plan and our current and projected capital needs. Initially, the discount for common shares issued by us under the plan is 3%, for purchases of shares within plan limits. See Questions 21 and 22 for information on discounts applicable to purchases of shares in excess of plan limits pursuant to a request for waiver.

20.   Are there any costs to me for my purchases under the plan?

        You will pay no brokerage commissions for purchases of common shares under the plan. We will pay any applicable brokerage fees on behalf of plan participants. All costs of administration of the plan will also be paid by us. However, those participants whose common shares are held by a broker or other nominee most likely will incur some fees and costs. Brokers and nominees may impose charges or fees in connection with their handling of participation in the plan by nominee and fiduciary accounts. Additionally, if a participant requests plan shares to be certificated, we may charge a handling fee, and we currently deduct a $15 new account enrollment fee from initial investments under the Plan.

Purchases of Shares in Excess of Plan Limits: Waiver of Limitations

21.   May a participant make an initial investment or voluntary cash contribution over the maximum amount?

        In our sole discretion, we may permit initial and voluntary cash contributions in excess of $10,000 per month, pursuant to a written waiver of limitation by us for the total amount to be invested. The following discussion pertains only to initial or voluntary cash contributions for which a waiver of limitation has been obtained. Investments that do not exceed the plan limitations will not be subject to the terms discussed below. See "Purchases and Price of Shares Within Plan Limits and Distribution Reinvestments" above. The terms set forth below will apply to the full amount for which a waiver has been obtained. For example, if a waiver is obtained to make an initial investment or voluntary cash contribution of $15,000, which is $5,000 over the limit, the full $15,000 will be subject to these terms. We reserve the right, in our sole discretion and without notice, to administer and approve any terms regarding the discount, threshold price or any other terms regarding investments exceeding the plan limitations as we deem necessary or desirable.

        If you wish to make a voluntary cash contribution, including an initial cash payment, in excess of $10,000 per month and be eligible for a potential waiver discount from the market price, you must obtain our prior written approval. A participant interested in obtaining such approval must submit a request for waiver form. This form may be obtained by contacting us at 701-837-4738. Completed request for waiver forms should be sent by facsimile to us at the number indicated on the form. We will notify you whether a request for waiver has been granted or denied, either in whole or in part, within three business days of the receipt of the request.

        We have the sole discretion whether to approve any request to make a voluntary cash contribution or initial investment in excess of the maximum amount and to set the terms of any such voluntary cash contribution or initial investment. In deciding whether to approve a request for waiver, we will consider relevant factors, including but not limited to the following:

  •
  Whether the plan is then acquiring newly issued shares directly from us or acquiring shares in the open market or in privately negotiated transactions from third parties;

  •
  Our need for additional funds;

  •
  The desirability of obtaining additional funds through the sale of common shares as compared to other sources of funds;

  •
  The purchase price likely to apply to any sale of common shares;

  •
  The shareholder or new investor submitting the request;

  •
  The extent and nature of the shareholder's prior participation in the plan;

  •
  The number of common shares held of record by the shareholder; and

  •
  The aggregate number of voluntary cash contributions and initial investments in excess of $10,000 for which requests for waiver have been submitted by all existing shareholders and new investors.

        If requests for waiver are submitted for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests in order of receipt, pro rata or by any other method that we determine to be appropriate. The plan does not provide for a predetermined maximum amount that an existing shareholder or new investor may invest or a maximum number of shares that may be purchased pursuant to a request for waiver, except that no one may own more than 9.8% of our outstanding shares.

22.   If a request for waiver for voluntary cash contributions or initial investments over $10,000 per month has been approved (see Question 21), how are shares priced and purchased?

        Shares purchased pursuant to an approved request for waiver will be purchased directly from the Company. Voluntary cash contributions and initial investments made pursuant to a request for waiver will be priced as follows:

  •
  Investments for which a request for waiver has been approved will be made subject to a "pricing period," which generally will consist of one to 30 separate days determined by us in our sole discretion during which trading of our common shares is reported on the NYSE. Each of these separate days will be a "Waiver Investment Date" and an equal proportion of the voluntary cash contribution or initial investment will be invested on each Waiver Investment date during such pricing period, subject to the qualifications listed below. The purchase price for shares acquired on a particular Waiver Investment Date will be equal to 100% (less any applicable waiver discount and subject to change as provided below) of the volume weighted average price, rounded to four decimal places, of our common shares, as traded on the NYSE only during regular NYSE hours on that date. We will obtain this pricing information from NYSE, or, if NYSE is no longer providing this information, another authoritative source. For example, if a voluntary cash contribution of $10 million is made pursuant to an approved request for waiver and the pricing period is 10 days, the number of shares will be calculated for each Waiver Investment Date by taking a pro rata portion of the total voluntary cash contribution for each Waiver Investment Date, which would be $1 million, and dividing it by the volume weighted average price, rounded to four decimal places, of our common shares as traded on the NYSE on that date, less the waiver discount, if any. Funds for such voluntary cash contributions or initial investments must be received by us not later than the business day before the first day of the pricing period.

  •
  We may establish a minimum, or "threshold," price for any pricing period that the volume weighted average price, rounded to four decimal places, of our common shares as traded on the NYSE only during regular NYSE hours must equal or exceed (not adjusted for a waiver discount, if any) during each Waiver Investment Date for investments made pursuant to a request for waiver. If the threshold price is not satisfied for any Waiver Investment Date in the pricing period, then we will exclude from the pricing period such Waiver Investment Date and refund that day's proportional investment amount. For example, if the threshold price is not met for two of the Waiver Investment Dates in a 10-day pricing period, then we will return 20% of the funds submitted in connection with a request for waiver, without interest, unless we have activated the pricing period extension feature for the pricing period, as described below. We are not required to notify a participant that a threshold price has been established for any pricing period. The establishment of the threshold price and the possible return of a portion of the payment apply only to initial investments or voluntary cash contributions exceeding $10,000 per month made pursuant to approved requests for waiver, and will apply only to common shares that are purchased directly from us. Setting a threshold price for a pricing period will not affect the setting of a threshold price for any other pricing period. We may waive our right to set a threshold price for any particular pricing period.

  •
  For each pricing period, we may establish a discount from the market price for shares purchased pursuant to a request for waiver. This waiver discount, if any, will range from 0% to 5% of the purchase price and may vary for each pricing period. In no event will the purchase price of our common shares on any Waiver Investment Date be less than 95% (taking into account as part of the discount any brokerage fees or commissions paid by us on your behalf in connection with the purchase) of the volume weighted average price, rounded to four decimal places, of our common shares as traded on the NYSE only during regular NYSE hours on such Waiver Investment Date. The waiver discount, if any, will be established in our sole discretion after a review of current market conditions, the level of participation in the plan, the attractiveness of obtaining additional funds through the sale of common shares as compared to other sources of funds and our need for additional funds. To obtain information regarding the waiver discount, if any, please contact us at 701-837-4738. Setting a waiver discount for a particular pricing period will not affect the setting of a waiver discount for any subsequent pricing period. The waiver discount, if any, will apply only to voluntary cash contributions or initial investments in excess of $10,000 made pursuant to an approved request for waiver, and will apply only to common shares that are purchased directly from us. The waiver discount, if any, however, will apply to the entire initial investment or voluntary cash contribution made pursuant to the request for waiver and not just the portion in excess of $10,000.

  •
  We may elect to activate for any particular pricing period a pricing period extension feature that will provide that the initial pricing period be extended by the number of days that the threshold price is not satisfied, subject to a maximum of five trading days. If we elect to activate the pricing period extension feature and the threshold price is satisfied for any additional day that has been added to the initial pricing period, that day will be included as one of the trading days for the pricing period instead of the day on which the threshold price was not met. For example, if the determined pricing period is 10 days, and the threshold price is not satisfied for three out of those 10 days in the initial pricing period, and we had previously announced in the request for waiver form that the pricing period extension feature was activated, then the pricing period will be automatically extended, and if the threshold price is satisfied on the next three trading days (or a subset thereof), then those three days (or subset thereof) would become Waiver Investment Dates instead of the three days on which the threshold price was not met. As a result, because there were 10 trading days during the initial and extended pricing periods on which the threshold price was satisfied, all of the funds that were included with a request for waiver would be invested.

  •
  Newly issued shares purchased pursuant to a request for waiver will be posted to participants' accounts within three business days following the end of the applicable pricing period, or, if we elect to activate the continuous settlement feature, within three business days of each separate Waiver Investment Date beginning on the first Waiver Investment Date in the relevant pricing period and ending on the final Waiver Investment Date in the relevant pricing period, with an equal amount being invested on each day, subject to the qualifications set forth above. During any period when we are proposing to approve requests for waiver for one or more investments, we may elect to activate the continuous settlement feature for such investments by announcing in the request for waiver form that we will be doing so. For each pricing period (assuming the threshold price is met on each trading day of that pricing period), we would have a separate settlement of each Waiver Investment Date's purchases, each based on the volume weighted average price, rounded to four decimal places, of our common shares, as traded on the NYSE only during regular NYSE hours for the trading day relating to each of the Waiver Investment Dates during the pricing period.

  •
  request for waiver forms and information regarding the establishment of a threshold price, if any, and discount, if any, may be obtained by contacting us at 701-837-4738.

Reports to participants

23.   What reports will be sent to participants in the plan?

        After an investment is made under the plan for your account, you will be sent a statement which will provide a record of the cost of the common shares purchased for your account, the number of common shares purchased, the date on which the common shares were credited to your account and the total number of common shares in your account. This information will be your record of the cost of your purchases of common shares, and should be retained for income tax and other purposes. In addition, during the year you will receive copies of the same communications sent to all other holders of common shares. And finally, following the final plan purchase in each calendar year, you will be sent income tax information for reporting distributions paid.

Certificates for common shares

24.   Will I receive certificates for common shares purchased under the plan?

        No certificates for any number of common shares credited to your plan account will be issued to you unless you submit a written request to the Plan Administrator. Such requests will be handled normally within two weeks. A handling fee, in addition to the cost of certified mail, may be charged. Any remaining whole common shares and any fractional common shares will continue to be credited to your account.

        If you request the Plan Administrator to issue a certificate in your name representing all of the shares in your plan account, you will be deemed to have terminated your participation in the plan (as described in Question 27). If the written request is for certificates to be issued for all common shares credited to your plan account, and your account contains fractional shares, you will be sent a certificate for all of the whole common shares held in the account, and a check representing the value of the fractional shares held in the account. The value of fractional shares will be calculated using the NYSE Official Open Price on the day the share certificates are issued for the whole common shares held in the account. Certificates for fractional shares will not be issued under any circumstances.

25.   In whose name will certificates be registered and issued?

        When issued, certificates for common shares will be registered in the name in which your plan account is maintained. For holders of record, this generally will be the name or names in which your common share certificates and/or units are registered at the time you enroll in the plan. Upon written request, common shares will be registered in any other name, upon the presentation to the Plan Administrator of evidence of compliance with all applicable transfer requirements (including the payment of any applicable transfer taxes).

26.   May common shares in my plan account be pledged?

        You may not pledge or assign book-entry shares held in your plan account. If you wish to pledge such common shares, you must first request that a certificate for such common shares be issued in your name.

Withdrawal from the plan

27.   May I withdraw from the plan?

        Yes, you may withdraw from the plan at any time, by writing to the Plan Administrator, using the address given in Question 4 and stating that you wish to withdraw from the plan.

        If your request to withdraw from the plan is received by the Plan Administrator at least three business days prior to the payment date for the next distribution, reinvestment of distributions will cease as of the date the notice of withdrawal is received by the Plan Administrator and distributions will be paid in cash. If the notice of withdrawal is received later than three business days prior to the payment date for the next distribution, the withdrawal and termination will not become effective until after the investment of any distributions to be invested as of that Distribution Payment Date. However, subsequent distributions will be paid in cash.

        When terminating a plan account, you may request your broker to initiate a Direct Registration System (DRS) transaction to transfer the shares, or you may request that a share certificate be issued for all whole common shares held in the account. The Plan Administrator may charge a handling fee in addition to the cost of certified mail for issuing certificates for shares. As soon as practicable after notice of withdrawal and termination is received, the Plan Administrator will issue the shares in DRS form as directed by you, or mail to you at the address of record (a) a certificate for all whole common shares held in your plan account and (b) a check representing the value of any fractional common share held in the account. After your request for withdrawal has become effective and your plan account has been terminated, all distributions for the terminated account will be paid in cash to you unless and until you re-enroll in the plan.

28.   When may a common shareholder or unitholder re-elect to participate in the plan?

        Generally, a common shareholder of record or unitholder may re-elect to participate in the plan at any time by submitting a new Authorization Form. However, we reserve the right to reject any Authorization Form on the grounds of excessive withdrawal and re-election. Such reservation is intended to minimize unnecessary administrative expenses and to encourage use of the plan as a long-term investment service.

Other information

29.   What happens if I sell or transfer common shares and/or units registered in my name but held outside the plan?

        If you dispose of all common shares and/or units registered in your name but held outside of your plan account, the distributions on the common shares credited to your plan account will continue to be reinvested according to your instructions until you notify the Plan Administrator that you wish to withdraw from the plan. If your account balance falls below one (1) full share, the Plan Administrator may liquidate the fractional share and mail any proceeds to the address of record.

30.   What happens if we issue a stock distribution or declare a stock split?

        In the event of a stock split or a stock distribution payable in common shares, we will credit to your account the applicable number of whole and/or fractional common shares based on the number of common shares held in your plan account as of the record date for the stock distribution or split. Stock distributions or split shares distributed on common shares for which you hold certificates outside of your plan account will be sent directly to you in the same manner as to shareholders who are not participating in the plan. Transaction processing may be curtailed or suspended until the completion of any stock split, stock distribution or other corporate action.

31.   If we issue rights to purchase securities to common shareholders, how will the rights on common shares held in my plan account be handled?

        If we have a rights offering in which separately tradable and exercisable rights are issued to registered common shareholders, the rights attributable to whole common shares held in your account will be transferred to you as promptly as practicable after the rights are issued. Rights attributable to fractional common shares held in your account will be reinvested in common shares. Transaction processing may be curtailed or suspended until the completion of any rights offering or other corporate action.

32.   How are the common shares in my account voted at shareholder meetings?

        You will receive proxy materials from us for the total number of common shares held by you, both the common shares for which you hold certificates, if any, and those credited to your plan account. The total number of common shares held by you may also be voted in person at a meeting. Unitholders are not entitled to vote at meetings of shareholders.

        If no instructions are received on a properly signed and returned proxy card with respect to any item thereon, all of a participant's common shares—those registered in the participant's name and those credited to the participant's plan account—will be voted in accordance with the recommendations of our management, just as for nonparticipating shareholders who return proxies and do not provide instructions. If the proxy is not returned or if it is returned unsigned, none of your common shares will be voted unless you vote in person.

33.   What is our responsibility under the plan?

        Neither we nor the Plan Administrator are liable for any act done in good faith or required by applicable law or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate a participant's plan account upon such participant's death prior to receipt of notice in writing of such death, (b) with respect to the prices and times at which common shares are purchased or sold for a participant, or (c) with respect to any fluctuation in market value before or after any purchase of common shares.

        Neither we nor the Plan Administrator will have any duties, responsibilities or liabilities other than those expressly set forth in the plan or as imposed by applicable laws, including federal securities laws. We will be entitled to rely on completed forms and proof of due authority to participate in the plan, without further responsibility of investigation or inquiry. None of our trustees, officers, employees or shareholders will have any personal liability under the plan.

        WE CANNOT ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON COMMON SHARES PURCHASED UNDER THE PLAN.

34.   What are the responsibilities of participants under the plan?

        The common shares in your plan account may revert to the state in which you live in the event that the shares are deemed, under your state's laws, to have been abandoned by you. For this reason, you should notify the Plan Administrator promptly in writing of any change of address. The Plan Administrator will address account statements and other communications to you at the last address of record you have provided to the Plan Administrator. You will have no right to draw checks or drafts against your account or to instruct the Plan Administrator with respect to any common shares or cash held by the Plan Administrator pursuant to the plan except as expressly provided herein.

35.   May the plan be changed, suspended or discontinued?

        While we expect to continue the plan indefinitely, we may amend, suspend or terminate the plan at any time, but such action shall have no retroactive effect that would prejudice your interests. All participants will receive notice of any such action. We also reserve the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the plan then in effect), as we deem desirable or appropriate for the administration of the plan.

36.   What happens if the plan is terminated?

        The Plan Administrator will transfer your shares in DRP form as directed by you, or, at your request, you will receive (a) a certificate for all whole common shares held in your account and (b) a check representing the value of any fractional common share held in your account and any uninvested cash distributions held in the account.

37.   Who interprets and regulates the plan?

        We are authorized to issue such interpretations, adopt such regulations and take such action as we may deem reasonably necessary to effectuate the plan. Any action to effectuate the plan taken by us in the good faith exercise of our judgment will be binding on all plan participants.

38.   May the transfer agent and registrar change?

        American Stock Transfer & Trust Company, LLC currently acts as the transfer agent and registrar for our common shares and units. We reserve the right to appoint a new transfer agent and registrar at any time, or to act as our own transfer agent and registrar and administer the plan ourselves.

39.   What law governs the plan?

        The terms and conditions of the plan and its operation shall be governed by the laws of the State of North Dakota.

40.   Are plan participants assured of receiving a distribution?

        The payment of distributions is at the discretion of our board of trustees and will depend upon future earnings, our financial condition and other factors. There can be no assurance as to the declaration or payment of any distribution on our common shares.

41.   What are the federal income tax consequences of participation in the plan?

        The federal tax treatment of distribution reinvestment and share purchase programs is not entirely clear. You are encouraged to consult your tax advisor with specific reference to your own tax situation and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of distributions and purchase of shares under the plan, your tax basis and holding period for shares acquired under the plan and the character, amount and tax treatment of any gain or loss realized on the disposition of shares. The following is a brief summary of the material federal income tax considerations applicable to the plan, is for general information only, and does not constitute tax advice.

        The information in this section is based on the Code, existing, temporary and proposed regulations under the Code, the legislative history of the Code, current administrative rulings and practices of the IRS and court decisions, all as of the date hereof. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter in this prospectus supplement.

Reinvestment of Shareholder Distributions

        Although the federal income tax treatment of distribution reinvestment plans is not entirely clear, it is expected that a shareholder participating in the plan will be treated for federal income tax purposes as having received, on the Distribution Payment Date, a distribution equal to the sum of

(a) the fair market value of any common shares purchased under the plan (including common shares purchased through the reinvestment of distributions on shares held in the shareholder's account), (b) a pro rata portion of any brokerage costs incurred by us to acquire the common shares on the open market or in privately negotiated transactions, and (c) any cash distributions actually received by the shareholder with respect to any common shares not included in the plan. The total amount of cash and other distributions will be reported to a shareholder and to the IRS on the appropriate tax form shortly after the end of each year. The tax basis of common shares purchased under the plan will be equal to the fair market value of the shares on the Distribution Payment Date plus the shareholder's pro rata share of any brokerage costs paid by us. A shareholder's holding period for common shares purchased under the plan generally will begin on the day after the date on which the common shares are credited to the shareholder's account.

        Our distributions to shareholders constitute dividends for federal income tax purposes up to the amount of our positive current and accumulated earnings and profits (as determined for federal income tax purposes) and, to that extent, will be taxable as ordinary income (except to the extent that we designate any portion of such dividend as either (i) a "capital gain" dividend or (ii) in the case of shareholders taxed at individual rates who satisfy certain holding period requirements, as "qualified dividend income" pursuant to applicable federal income tax rules). To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of a shareholder's adjusted tax basis in our common shares and, to the extent in excess of the shareholder's basis, will be taxable as a gain realized from the sale of the shareholder's common shares. Distributions to corporate shareholders, including amounts taxable as dividends to corporate shareholders, will generally not be eligible for the corporate dividends-received deduction.

Reinvestment of Unitholder Distributions

        The federal income tax treatment of unitholders who participate in the plan is not entirely clear, because there is no clear legal authority regarding the federal income tax treatment of an owner of an entity taxed as a partnership who invests cash distributions from the partnership in shares of another entity that is a partner in the partnership. The following, however, sets forth our view of the likely tax treatment of unitholders who participate in the plan. We and IRET Properties intend to report the tax consequences of a unitholder's participation in a manner consistent with the following.

        In the case of common shares purchased from us pursuant to the plan, a unitholder will likely be treated for federal income tax purposes as having received a cash distribution from IRET Properties equal to the fair market value of the common shares purchased on the Distribution Payment Date. With respect to common shares purchased by us pursuant to the plan in open market transactions or in privately negotiated transactions with third parties, it is expected that a unitholder will be treated for federal income tax purposes as having received a distribution from IRET Properties equal to the sum of (a) the fair market value of the common shares purchased under the plan and (b) a pro rata portion of any brokerage costs incurred by us (and reimbursed to us by IRET Properties). A unitholder's tax basis in the common shares purchased under the plan will be equal to the fair market value of the shares on the Distribution Payment Date plus a unitholder's pro rata share of any brokerage costs. A unitholder's holding period for common shares purchased under the plan generally will begin on the day after the date on which the common shares are credited to its account.

        Cash distributions from IRET Properties to unitholders, to the extent they do not exceed a unitholder's adjusted tax basis in its units, generally will not result in taxable income to that unitholder, but will reduce the unitholder's adjusted tax basis in its units by the amount distributed. Cash distributed to a unitholder in excess of its adjusted tax basis in its units generally will be treated as an amount received on the sale or exchange of its units and is generally taxable as long-term capital gain (or loss) to the extent of the portion of the unitholder's units that are held for more than twelve months, and short-term capital gain or loss to the extent of the portion of the unitholder's units that are held for twelve months or less. For this purpose, a unitholder will begin a new holding period in a portion of its units each time the unitholder makes an additional investment in IRET Properties. However, under Section 751(b) of the Code, to the extent a distribution is considered to be in exchange for a unitholder's interest in substantially appreciated inventory items or unrealized receivables of IRET Properties, that unitholder may recognize ordinary income rather than a capital gain. A distribution of property other than cash and marketable securities generally will not result in taxable income or loss to a unitholder.

Voluntary Cash Contributions

        Although the treatment of direct share purchase programs is not entirely clear, if you participate in the share purchase feature and the distribution reinvestment feature under the plan, based on a private letter ruling issued to another REIT, it is expected that you will be treated for federal income tax purposes as having received, on the Distribution Payment Date, a distribution equal to the excess, if any, of the fair market value of the common shares on this date over the amount of your voluntary cash payment. In addition, you will be treated as having received a distribution equal to your pro rata share of any brokerage commissions paid by us in connection with the purchase of common shares by the Plan Administrator from parties other than us. If you are not participating in the distribution reinvestment feature of the plan, it is possible that you would not be treated for federal income tax purposes as having received a distribution from us equal to the amount of the discount. Accordingly, the tax treatment of a purchase of shares under the plan may differ depending on whether the purchaser is participating in the distribution reinvestment feature of the plan. Shares acquired through the share purchase feature under the plan should have a tax basis equal to the amount of the payment plus the total amount of distributions, if any, you are treated as receiving as described above.

        Your holding period for shares (including fractional shares) acquired through voluntary cash contributions under the plan generally will begin on the day after the shares were acquired.

        Distributions that you receive as a result of voluntary cash contributions will be taxable as dividends to the extent of our current and accumulated earnings and profits (as determined for federal income tax purposes). Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed the adjusted tax basis of your shares but instead will reduce the adjusted tax basis in your shares. To the extent that such distributions exceed the adjusted tax basis of your shares, they will be included in your income as capital gain. In addition, if we designate part or all of our distributions as capital gain distributions, those distributions will be treated by you as long-term capital gains.

Backup Withholding and Administrative Expenses

        We may be required to deduct as "backup withholding" a percentage (28%) of all distributions paid to you, regardless of whether such distributions are reinvested pursuant to the plan, and may be required to deduct backup withholding from all proceeds from sales of common shares held in your account. You are subject to backup withholding if: (a) you have failed properly to furnish us with your correct tax identification number, or TIN; (b) the IRS or a broker notifies us that the TIN furnished by you is incorrect; (c) the IRS or a broker notifies us that backup withholding should be commenced because you failed to properly report dividends paid to you; or (d) when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding. Backup withholding amounts will be withheld from distributions before such distributions are reinvested under the plan. Therefore, if you are subject to backup withholding, distributions to be reinvested under the plan will be reduced by the backup withholding amount.

        If you are a foreign person, you need to provide the required federal income tax certifications to establish your status as a foreign shareholder or unitholder so that the foregoing backup withholding does not apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a foreign person whose distributions are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in common shares will be credited to your account.

        Foreign shareholders or unitholders who elect to make voluntary cash contributions only will continue to receive regular cash distributions on shares registered in their names, in the case of shareholders, and units, in the case of unitholders, in the same manner as if they were not participating in this plan. Funds for voluntary cash contributions must be in United States dollars and will be invested in the same way as payments from other participants.

        All costs of administering the plan will be paid by us (however, if a participant requests plan shares to be certificated, the Plan Administrator may charge a handling fee, and the Plan Administrator currently deducts a $15 new account enrollment fee from initial investments under the plan). Consistent with the conclusion reached by the IRS in a private letter ruling issued to another REIT, we intend to take the position that these costs of administering the plan do not constitute a distribution which is either taxable to you or which would reduce your basis in your shares. However, since the private letter ruling was not issued to us, we have no legal right to rely on its conclusions. Thus, it is possible that the IRS might view your share of the costs as constituting a taxable distribution to you and/or a distribution which reduces the basis in your common shares. For this or other reasons, we may in the future take a different position with respect to the costs of administering the plan.

Disposition

        A gain or loss may be recognized upon your disposition of common shares received from the plan. You may recognize a gain or loss upon receipt of a cash payment for a fractional common share credited to your account. The amount of any such gain or loss will be the difference between the amount received for the whole or fractional common shares and the tax basis of the common shares. Generally, any gain or loss recognized on the disposition of common shares acquired under the plan will be treated for federal income tax purposes as a capital gain or loss.

DISTRIBUTIONS

        We currently pay regular quarterly distributions to holders of our common shares and units. Future distributions will be authorized by our board of trustees and declared by us based upon a number of factors, including the amount of funds from operations, our financial condition, debt service requirements, the dividend requirements for our 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share, our 7.95% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share, capital expenditure requirements for our properties, our taxable income, the annual distribution requirements under the REIT provisions of the Code and other factors our trustees deem relevant. Our ability to make distributions to our shareholders and unitholders will depend on our receipt of distributions from IRET Properties, our operating partnership, and lease payments from our tenants with respect to our properties, and we can make no assurances to you about our ability to make future distributions.

USE OF PROCEEDS

        We will only receive proceeds from the sale by us of common shares pursuant to the plan. We will not receive any proceeds from the purchase of shares in the open market or in privately negotiated transactions. Any net proceeds we receive will be used for working capital and other general corporate purposes. We have no basis for estimating either the number of common shares that may be issued by us under the plan or the prices that we will receive for such common shares.

PLAN OF DISTRIBUTION

        The common shares acquired under the plan will be issued by us or will be acquired in the open market or in privately negotiated transactions. If you acquire common shares through the plan and resell them shortly before or after acquiring them (including covering short positions), under certain circumstances you may be participating in a distribution of securities that would require your compliance with Regulation M under the Exchange Act, and you may be considered to be an underwriter within the meaning of the Securities Act. We will not extend to you any rights or privileges other than those to which you would be entitled as a participant in the plan, nor will we enter into any agreement with you regarding your purchase of those common shares or any resale or distribution of those common shares. We may, however, accept voluntary cash contributions and initial investments made pursuant to requests for waiver.

        In connection with the administration of the plan, we may be requested to approve investments made pursuant to requests for waiver of the monthly volume limit by or on behalf of existing shareholders and new investors who may be engaged in the securities business. Additionally, any financial intermediary or other person may acquire common shares through the plan at a discount by reinvesting cash distributions or making optional cash investments that are subsequently applied to the purchase of newly issued common shares directly from us, and may capture the discount by reselling the common shares shortly thereafter. We have not entered into any agreements with any financial intermediary or other person to engage in such arrangements. We anticipate that the availability of a discount may encourage some participants in the plan to purchase more common shares than they would purchase without a discount, but we have no basis to quantify the extent to which additional common shares will be purchased because of any discount. We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the plan.

        We will pay all brokerage commissions and administrative fees in connection with common shares acquired in open market or privately negotiated transactions. Those participants whose common shares are held by a broker or other nominee most likely will incur some fees and costs. Brokers and nominees may impose charges or fees in connection with their handling of participation in the plan by nominee and fiduciary accounts. Additionally, if a participant requests plan shares to be certificated, the Plan Administrator may charge a handling fee.

EXPERTS

        The consolidated financial statements and the related consolidated financial statement schedules incorporated in this prospectus supplement by reference from Investors Real Estate Trust's and subsidiaries' Annual Report on Form 10-K for the fiscal year ended April 30, 2013, and the effectiveness of Investors Real Estate Trust's and subsidiaries' internal control over financial reporting as of April 30, 2013, have been audited by Grant Thornton LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The financial statements, and the related financial statement schedules as of April 30, 2012 and for the two years in the period ended April 30, 2012, incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended April 30, 2013 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

        Certain legal matters with regard to the issuance of our common shares under the plan have been passed upon by Leonard, Street and Deinard Professional Association. Hunton & Williams LLP will pass upon certain federal income tax matters relating to us.

PROSPECTUS

Common Shares
Preferred Shares
Debt Securities

        We or any selling shareholder may offer, issue and sell from time to time, together or separately, the securities described in this prospectus. This prospectus describes some of the general terms that apply to the securities. We will provide the specific terms of any securities we or any selling shareholder may offer in supplements to this prospectus.

        We or any selling shareholder may offer our securities directly, through agents we may designate from time to time, or to or through underwriters or dealers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see "Plan of Distribution" in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities. We will not receive any of the proceeds from the sale of securities by any selling shareholder. If any agents or underwriters are involved in the sale of any of our securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such class or series of the securities.

        Our common shares of beneficial interest, no par value per share, or common shares, are listed on the New York Stock Exchange, or the NYSE, under the symbol "IRET." On June 26, 2013, the last reported sale price of our common shares was $8.36 per share. Our 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share, or Series A preferred shares, are listed on the NYSE under the symbol "IRET PR." Our 7.95% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share, or Series B preferred shares, are listed on the NYSE under the symbol "IRET PRB."

        Investing in our securities involves risks. You should read and carefully consider the risks described in this prospectus and any accompanying prospectus supplement, as well as the risks described under the section entitled "Risk Factors" included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in other information that we file with the SEC before investing in our securities.

        We impose certain restrictions on the ownership and transfer of our common shares. You should read the information under the section "Description of Shares of Beneficial Interest—Ownership and Transfer Restrictions" in this prospectus for a description of these restrictions.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is June 27, 2013.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we filed with the SEC. By using a shelf registration statement, we or any selling shareholder named in a prospectus supplement may sell any combination of the securities described in this prospectus, at any time and from time to time, in one or more offerings. Our prospectus provides you with a general description of these securities. Each time we or any selling shareholder sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. Our prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should read both this prospectus and the applicable prospectus supplement and any applicable free writing prospectus, together with additional information described under the heading "Where You Can Find More Information." The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents.

        You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then. Updated information may have been subsequently provided as explained in this prospectus under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        It is important for you to read and consider all of the information contained in this prospectus in making your decision to invest in our securities. You should also read and consider the information in the documents we have referred you to in "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

        As used in this prospectus supplement, references to "we," "our," "us," the "Company," "IRET" and similar references are to Investors Real Estate Trust and its consolidated subsidiaries, including IRET Properties, A North Dakota Limited Partnership, our operating partnership, unless otherwise expressly stated or the context otherwise requires.

IRET

        We are a self-advised equity North Dakota real estate investment trust that owns and operates multi-family residential properties, consisting of apartment buildings, complexes and communities, and commercial office, industrial, medical and retail properties located primarily in the upper Midwest states of Minnesota and North Dakota. Although we operate mainly within Minnesota and North Dakota, we also have real estate investments in Colorado, Idaho, Iowa, Kansas, Missouri, Montana, Nebraska, South Dakota, Wisconsin and Wyoming.

        We own the majority of our properties and conduct substantially all of our operations through IRET Properties, A North Dakota Limited Partnership, our operating partnership, of which IRET, Inc., a North Dakota corporation and our wholly owned subsidiary, is the sole general partner.

        We believe that we qualify, and we have elected to be taxed, as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.

        Our principal executive office is located at 1400 31st Avenue SW, Suite 60, Minot, North Dakota 58702, telephone number (701) 837-4738, facsimile number (701) 838-7785 and website:

www.iret.com. The information set forth on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission, or the SEC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements included in this prospectus and the documents incorporated by reference into this prospectus by reference are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include statements about our intention to invest in properties that we believe will increase in income and value; our belief that the real estate markets in which we invest will continue to perform well; our belief that we have the liquidity and capital resources necessary to meet our known obligations and to make additional real estate acquisitions and capital improvements when appropriate to enhance long term growth; and other statements preceded by, followed by or otherwise including words such as "believe," "expect," "intend," "project," "anticipate," "potential," "may," "designed," "estimate," "should," "continue" and other similar expressions. These statements indicate that we have used assumptions that are subject to a number of risks and uncertainties that could cause our actual results or performance to differ materially from those projected.

        Although we believe that the expectations reflected in forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will prove to have been correct. Important factors that could cause our actual results to differ materially from the expectations reflected in our forward-looking statements include:

  •
  the economic health of the markets in which we own and operate multi-family and commercial properties, in particular the states of Minnesota and North Dakota, or other markets in which we currently invest and in which we may invest in the future;

  •
  the economic health of our commercial tenants;

  •
  market rental conditions, including occupancy levels and rental rates, for multi-family residential and commercial properties;

  •
  our ability to identify and secure additional multi-family residential and commercial properties that meet our criteria for investment;

  •
  the level and volatility of prevailing market interest rates and the pricing of our securities;

  •
  financing risks, such as our inability to obtain debt or equity financing on favorable terms, or at all; and

  •
  compliance with applicable laws, including those concerning the environment and access by persons with disabilities.

        In light of these uncertainties, the events anticipated by our forward-looking statements might not occur and we caution you not to place undue reliance on any of our forward-looking statements. We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise, and those statements speak only as of the date made. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements should not be construed as exhaustive.

 RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

        The following table sets forth our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred share dividends for each period indicated. The ratio of earnings to fixed charges was computed by dividing earnings by our fixed charges, and the ratio of earnings to combined fixed charges and preferred share dividends was computed by dividing earnings by our combined fixed charges and preferred share dividends. For purposes of calculating these ratios, earnings consist of income from continuing operations plus fixed charges, less (income) loss from non-controlling interests and interest capitalized. In each case, fixed charges consist of interest charges on all indebtedness, whether expensed or capitalized, the interest component of rental expense and the amortization of debt discounts and issue costs, whether expensed or capitalized. Preferred share dividends consist of dividends on our Series A preferred shares and our Series B preferred shares.

		Fiscal Year Ended April 30,
	Nine Months Ended January 31, 2013
		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	1.28x	1.14x	1.07x	1.09x	1.13x	1.21x
Ratio of earnings to combined fixed charges and preferred share dividends	1.13x	1.10x	1.03x	1.05x	1.09x	1.17x

RISK FACTORS

        Before purchasing the securities offered by this prospectus you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended April 30, 2012, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference." Additional risks not presently known or currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

        Unless otherwise specified in a particular prospectus supplement accompanying this prospectus or document filed by us with the SEC and incorporated by reference in this prospectus, we will use the net proceeds from sales of securities for one or more of the following:

  •
  repayment of debt;

  •
  acquisition of additional properties;

  •
  funding our development and redevelopment pipeline;

  •
  redemption of preferred shares;

  •
  working capital; and

  •
  other general corporate purposes.

        Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering.

        We will not receive any of the proceeds of the sale by any selling shareholder of the securities covered by this prospectus.

 DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        The following is a summary of the material terms of our shares of beneficial interest. This summary is not a complete legal description of the common shares offered by this prospectus or our Series A preferred shares and Series B preferred shares and is qualified in its entirety by reference to our Articles of Amendment and Third Restated Declaration of Trust, as amended and supplemented, or our declaration of trust, and our Third Restated Trustees' Regulations, or our bylaws. We have filed copies of our declaration of trust, and our bylaws with the SEC and have incorporated by reference such documents as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        We are authorized, under our declaration of trust, to issue an unlimited number of our shares of beneficial interest. Our board of trustees is authorized, under our declaration of trust, to provide for the issuance of shares of beneficial interest upon terms and conditions and pursuant to agreements as our board of trustees may determine and, further, to establish by resolution more than one class or series of shares of beneficial interest and to fix the relative rights and preferences of these different classes or series. The rights and preferences of any class or series of shares of beneficial interest will be stated in the articles supplementary to our declaration of trust establishing the terms of that class or series adopted by our board of trustees and will become part of our declaration of trust. As of June 21, 2013, our authorized shares of beneficial interest consisted of an unlimited number of common shares, of which 102,032,394 were issued and outstanding, 1,150,000 Series A preferred shares, of which 1,150,000 were issued and outstanding, and 4,600,000 Series B preferred shares, of which 4,600,000 were issued and outstanding.

        The voting rights and rights to distributions of the holders of common shares are subject to the prior rights of the holders of our Series A preferred shares, our Series B preferred shares and any other subsequently issued classes or series of preferred shares. Unless otherwise required by applicable law or regulation, other classes or series of preferred shares are issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by our board of trustees. Other classes or series of preferred shares may have varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. Any subsequently issued class or series of preferred shares could be given rights that are superior to rights of holders of common shares and a class or series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Ownership and Transfer Restrictions

        Our declaration of trust contains provisions that are intended to help preserve our status as a REIT for federal income tax purposes. Specifically, our declaration of trust provides that any transaction, other than a transaction entered into through the NASDAQ Global Market or other similar exchange, that would result in our disqualification as a REIT under Section 856 of the Code, including any transaction that would result in (i) a person owning shares of beneficial interest in excess of the ownership limit, which as of the date of this prospective supplement is 9.8%, in number or value, of our outstanding shares of beneficial interest, (ii) less than 100 people owning our shares of beneficial interest, (iii) us being closely held, or (iv) 50% or more of the fair market value of our shares of beneficial interest being held by persons other than United States persons, will be void ab initio. If such transaction is not void ab initio, then the shares of beneficial interest that are in excess of the ownership limit, that would cause us to be closely held, that would result in 50% or more of the fair market value of our shares of beneficial interest to be held by persons other than United States persons or that otherwise would result in our disqualification as a REIT, would automatically be exchanged for an equal number of "excess shares," and these excess shares will be transferred to an

"excess share trustee" for the exclusive benefit of the charitable beneficiaries named by our board of trustees.

        In such event, any distributions on excess shares will be paid to the excess share trust for the benefit of the charitable beneficiaries. The excess share trustee will be entitled to vote the excess shares, if applicable, on any matter. The excess share trustee may only transfer the excess shares held in the excess share trust as follows:

  •
  if shares of beneficial interest were transferred to the excess share trustee due to a transaction or event that would have caused a violation of the ownership limit or would have caused us to be closely held then, at the direction of our board of trustees, the excess share trustee will transfer the excess shares to the person who makes the highest offer for the excess shares, pays the purchase price and whose ownership will not violate the ownership limit or cause us to be closely held; or

  •
  if excess shares were transferred to the excess share trustee due to a transaction or event that would have caused persons other than United States persons to own more than 50% of the value of our shares of beneficial interest then, at the direction of our board of trustees, the excess share trustee will transfer the excess shares to the United States person who makes the highest offer for the excess shares and pays the purchase price.

        We have certain rights to purchase excess shares from the excess share trustee and must have waived these rights prior to a transfer as described above.

Power to Reclassify Our Unissued Shares of Beneficial Interest

        Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of trustees could authorize the issuance of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Common Shares

        General.    Our declaration of trust authorizes the issuance of an unlimited number of our common shares. As of June 21, 2013, there were 102,032,394 of our common shares outstanding and 21,942,982 of our common shares potentially issuable upon conversion of previously issued limited partnership units of our operating partnership, or LP Units, and there were no warrants, options or other contractual arrangements, other than the LP Units, requiring the issuance of our common shares or any other shares of beneficial interest.

        The common shares we may offer from time to time under this prospectus, will be duly authorized, fully paid and nonassessable when issued.

        All of our common shares offered by this prospectus will be duly authorized, fully paid and nonassessable when exchanged for LP Units in accordance with the terms of the agreement of limited partnership of IRET Properties.

        Voting Rights.    Subject to the provisions of our declaration of trust regarding the restriction on the transfer of our common shares, our common shares have non-cumulative voting rights at the rate of one vote per common share on all matters submitted to the shareholders, including the election of members of our board of trustees.

        Our declaration of trust generally provides that whenever any action is to be taken by the holders of our common shares, including the amendment of our declaration of trust if such amendment is previously approved by our board of trustees, such action will be authorized by a majority of the voting power of the holders of our common shares present in person or by proxy at a meeting at which a quorum is present, except as otherwise required by law, our declaration of trust or our bylaws. Our declaration of trust further provides the following:

  (i)
  that the following actions will be authorized by the affirmative vote of the holders of our common shares holding common shares possessing a majority of the voting power of our common shares then outstanding and entitled to vote on such action:

  •
  our termination;

  •
  our merger with or into another entity;

  •
  our consolidation with one or more other entities into a new entity;

  •
  the disposition of all or substantially all of our assets; and

  •
  the amendment of the declaration of trust, if such amendment has not been previously approved by our board of trustees.

  (ii)
  that a member of our board of trustees may be removed with or without cause by the holders of our common shares by the affirmative vote of not less than two-thirds of our common shares then outstanding and entitled to vote on such matter.

        Our declaration of trust also permits our board of trustees, by a two-thirds vote and without any action by the holders of our common shares, to amend our declaration of trust from time to time as necessary to enable us to continue to qualify as a real estate investment trust under the Internal Revenue Code.

        Dividend, Distribution, Liquidation and Other Rights.    Subject to the preferential rights of our Series A preferred shares and Series B preferred shares, any other preferred shares of beneficial interest that we may issue in the future and the provisions of the declaration of trust regarding the restriction on the transfer of our common shares, holders of our common shares are entitled to receive dividends on their common shares if, as and when authorized and declared by our board of trustees and to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities. Our common shares have equal dividend, distribution, liquidation and other rights. Our common shares have no preference, conversion, exchange, sinking fund or redemption rights.

Preferred Shares

        Our declaration of trust, as amended by the Articles Supplementary, authorizes the issuance of an unlimited number of our preferred shares. As of June 21, 2013, there were 1,150,000 and 4,600,000 of our Series A preferred shares and our Series B preferred shares, respectively, issued and outstanding.

        Our board of trustees may authorize the issuance of preferred shares in one or more series and may determine, with respect to any such series, the rights, preferences, privileges and restrictions of the preferred shares of that series, including:

  •
  distribution rights;

  •
  conversion rights;

  •
  voting rights;

  •
  redemption rights and terms of redemptions; and

  •
  liquidation preferences.

        The preferred shares we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable, and holders of preferred shares will not have any preemptive rights.

        The issuance of preferred shares could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. In addition, any preferred shares that we issue could rank senior to our common shares with respect to the payment of distributions, in which case we could not pay any distributions on our common shares until full distributions have been paid with respect to such preferred shares.

        The rights, preferences, privileges and restrictions of each series of preferred shares will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of preferred shares in the prospectus supplement relating to that series, which terms will include:

  •
  the designation and par value of the preferred shares;

  •
  the voting rights, if any, of the preferred shares;

  •
  the number of preferred shares offered, the liquidation preference per preferred share and the offering price of the preferred shares;

  •
  the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred shares;

  •
  whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred shares will cumulate;

  •
  the procedures for any auction and remarketing for the preferred shares, if applicable;

  •
  the provision for a sinking fund, if any, for the preferred shares;

  •
  the provision for, and any restriction on, redemption, if applicable, of the preferred shares;

  •
  the provision for, and any restriction on, repurchase, if applicable, of the preferred shares;

  •
  the terms and provisions, if any, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner or calculation) and conversion period;

  •
  the terms under which the rights of the preferred shares may be modified, if applicable;

  •
  the relative ranking and preferences of the preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

  •
  any limitation on issuance of any other series of preferred shares, including any series of preferred shares ranking senior to or on parity with the series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

  •
  any listing of the preferred shares on any securities exchange;

  •
  if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the preferred shares;

  •
  information with respect to book-entry procedures, if applicable;

  •
  in addition to those restrictions described below, any other restrictions on the ownership and transfer of the preferred shares; and

  •
  any additional rights, preferences, privileges or restrictions of the preferred shares.

Stock Exchange Listings

        Our common shares are listed on the NYSE under the symbol "IRET." Our Series A preferred shares are listed on the NYSE under the symbol "IRET PR." Our Series B preferred shares are listed on the NYSE under the symbol "IRET PRB."

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares, our Series A preferred shares and our Series B preferred shares is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

        The following description sets forth certain general terms and provisions of the senior debt securities that may be offered by means of this prospectus. The particular terms of the debt securities being offered and the extent to which the general provisions described below apply will be described in a prospectus supplement relating to the debt securities.

        Any senior debt securities offered by means of this prospectus will be issued under a senior indenture, as amended or supplemented from time to time, or the Indenture, between us and such trustee as we may appoint. A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee (as defined below) or as described below under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        The Indenture is and will be subject to and governed by the Trust Indenture Act of 1939, as amended. The description of the Indenture set forth below assumes that we have entered into the Indenture. We will execute and deliver the Indenture when and if we issue debt securities. The statements made in this prospectus relating to the Indenture and the debt securities to be issued under the Indenture are summaries of some provisions of the Indenture and such debt securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such debt securities. Unless otherwise specified, capitalized terms used but not defined in this prospectus have the meanings set forth in the Indenture.

General

        The debt securities offered by means of this prospectus will be our direct obligations. Senior debt securities will rank equally in right of payment with our other senior unsecured and unsubordinated debt that may be outstanding from time to time, and will rank senior in right of payment to all of any subordinated debt securities that may be outstanding from time to time.

        The Indenture provides that debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as may be authorized from time to time by us or as established in one or more indentures supplemental to the Indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

        The Indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities, or, each, a trustee. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee will be appointed by us to act with respect to such series. If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee thereunder, and, except as otherwise indicated herein or therein, any action described to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Indenture.

        The prospectus supplement relating to any series of debt securities being offered will contain information on the specific terms of those debt securities, including, without limitation:

  •
  the principal amount offered;

  •
  the title of the securities of the series;

  •
  any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered under the Indenture;

  •
  the date or dates on which the principal of the securities is payable;

  •
  the rate or rates (which may be fixed or variable) at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

  •
  the person to whom any interest shall be payable;

  •
  the place or places where the principal of (and premium, if any) and interest on securities of the series shall be payable, any securities of that series may be surrendered for conversion or exchange and notices and demands to or upon us in respect of the securities of that series and the Indenture may be served;

  •
  the basis upon which any interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

  •
  the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series may be redeemed, in whole or in part, at our option, if we have such an option;

  •
  the terms, if any, upon which the securities of the series may be convertible into or exchanged for any of our shares of beneficial interest or other securities or property (including cash or any combination thereof) and the terms and conditions upon which such conversion or exchange may be effected, including, without limitation, the initial conversion or exchange price or rate (or manner of calculation thereof), the portion that is convertible or exchangeable or the method by which any such portion shall be determined, the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders or at our option, the events requiring an adjustment of the conversion or exchange price, and provisions affecting conversion or exchange in the event of the redemption of such securities;

  •
  if such debt securities are convertible, any limitation on the ownership or transferability of our common shares or other equity securities into which such debt securities are convertible in connection with the preservation of our status as a REIT;

  •
  our obligation, if any, to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  whether securities of the series are to be issued in registered form or bearer form or both, and if in bearer form, whether coupons will be attached to them and whether securities of the series in bearer form may be exchanged for securities of the series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

  •
  if the securities of the series are to be issued in bearer form or as one or more global notes representing securities of the series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of temporary securities of the series in bearer form payable with respect to any interest payment date prior to the exchange of such temporary securities in bearer form for definitive securities of a series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary securities in bearer form held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which temporary securities in bearer form may be exchanged for one or more definitive securities of the series in bearer form;

  •
  if other than denominations of $1,000 or any integral multiple thereof, the denominations in which securities of the series shall be issuable;

  •
  if other than the trustee, the identity of each security registrar and/or paying agent;

  •
  the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture;

  •
  any events of default and covenants of ours with respect to the securities of that series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth in the Indenture;

  •
  if other than the currency of the United States of America, the currency or currency unit in which payment of the principal of (and premium, if any) or interest, if any, on the securities of that series shall be made or in which securities of that series shall be denominated and the particular provisions applicable thereto;

  •
  if the principal of (and premium, if any) and interest, if any, on the securities of that series are to be payable, at the election of us or a holder thereof, in a currency or currency unit other than that in which such securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such securities are denominated or stated to be payable and the currency or currency unit in which such securities are to be so payable;

  •
  if the amount of payments or principal of (and premium, if any) or interest, if any, on the securities of the series may be determined with reference to an index based on a currency or currency unit other than that in which securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined;

  •
  whether such securities will be secured or unsecured and if secured, the nature of the collateral securing the debt securities;

  •
  whether and to what extent the securities of each series will be guaranteed and the identity of the guarantors;

  •
  the terms and conditions, if any, upon which such securities may be subordinated to our other debt;

  •
  whether such securities will be issued in certificated or book-entry form;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions of the Indenture;

  •
  whether and under what circumstances we will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

  •
  if securities are to be issued upon the exercise of warrants, the time, manner and place for authentication and delivery;

  •
  any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture); and

  •
  the material federal income tax considerations applicable to the debt securities.

        The debt securities may be issued in one or more series with the same or various maturities.

        The terms of the debt securities do not afford holders of the debt securities protection in the event of a highly leveraged transaction involving us that may adversely affect holders of the debt securities.

Conversion and Exchange Rights

        The prospectus supplement will describe, if applicable, the terms on which you may convert the debt securities into or exchange them for other debt securities, preferred shares, common shares or other securities or property (including cash or any combination thereof). The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred shares or common shares, or the amount of other securities or property to be received upon conversion or exchange would be calculated.

Transfer and Exchange

        The debt securities of a series may be issued in either registered form ("registered securities") or global form. Registered securities may be separated into smaller denominations or combined into larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

        In accordance with the Indenture, you may transfer or exchange debt securities of a series at the office of the trustee. The trustee will act as our agent for registering registered securities in the names of holders and transferring debt securities. We may designate someone else to perform these functions. Whoever maintains the list of registered holders is called the "security registrar." The security registrar also will perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the security registrar is satisfied with your proof of ownership.

        If we designate additional transfer agents, we will name them in the applicable prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If we redeem less than all of the debt securities of a redeemable series, we may block the transfer or exchange of registered securities during the period beginning 15 days before the day of the selection for redemption of such registered securities and ending on the day of the mailing of the relevant notice of redemption in order to freeze the list of holders to prepare the mailing. We may also decline to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

        If the offered debt securities are redeemable, we will describe the procedures for redemption in the applicable prospectus supplement.

        In this "—Transfer and Exchange" section of this prospectus, "you" means direct holders and not indirect holders of debt securities.

Merger and Consolidation

        Subject to any terms or conditions specified in the applicable prospectus supplement, so long as any debt securities of any series remain outstanding, we may not merge, consolidate or convey, transfer or lease our properties and assets substantially as an entirety and we will not permit any person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless:

  •
  the successor person is us or another corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia that assumes our obligations on the debt securities and under the Indenture;

  •
  immediately after giving effect to such transaction, we or the successor person would not be in default under the Indenture; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Certain of our Covenants

        In addition to any covenants with respect to a particular series of debt securities as may be described in the applicable prospectus supplement, we will be subject to the following covenants:

        Corporate Existence.    Except as described above under "—Merger and Consolidation," we will be required to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (by articles of incorporation, bylaws and statute) and franchises. However, we will not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of the debt securities.

        Maintenance of Properties.    We will be required to cause all properties owned by us or any of our subsidiaries or used or held for use in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will be required to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, as in our judgment may be necessary so that the business carried on in connection with these properties may be conducted at all times. However, we will not be prevented from discontinuing the maintenance of any properties if such discontinuance is, in our judgment, desirable in the conduct of our business or the business of any of our subsidiaries and is not disadvantageous in any material respect to holders of the debt securities.

        Payment of Taxes and Other Claims.    We will be required to pay or discharge, or cause to be paid or discharged, before they become delinquent:

  •
  all material taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our income, profits or property or the income, profits or property of any of our subsidiaries; and

  •
  all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries.

        Except as described above, or as otherwise described in the applicable prospectus supplement, the Indenture does not contain any provisions that would afford holders of the debt securities protection in the event of:

  •
  a highly leveraged or similar transaction involving us;

  •
  a change in control or a change in our management; or

  •
  a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

        In addition, subject to the limitations set forth above and in the applicable prospectus supplement, we may, in the future, enter into certain transactions such as the sale of our properties and assets substantially as an entirety or a merger or consolidation with another entity that could increase the amount of our indebtedness or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our indebtedness, including the debt securities. We have no present intention of engaging in a highly leveraged or similar transaction involving us.

Events of Default

        Unless otherwise provided in the applicable prospectus supplement, an event of default with respect to the debt securities is defined in the Indenture as being:

  (1)
  default for 30 days in the payment of any installment of interest on the debt securities;

  (2)
  default in the payment of any principal of the debt securities;

  (3)
  default by us in the performance of any other covenants or agreements in the Indenture contained therein for the benefit of the debt securities which shall not have been remedied for a period of 90 days after written notice of such default to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities;

  (4)
  certain events of bankruptcy, insolvency or reorganization of us; or

  (5)
  any other event of default specified for a series in the applicable prospectus supplement.

        Unless otherwise provided in the applicable prospectus supplement, the Indenture provides that if an event of default under clause (1), (2), (3) or (5) above shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the debt securities may declare the principal of all the debt securities, together with any accrued interest, to be due and payable immediately.

        Unless otherwise provided in the applicable prospectus supplement, if an event of default under clause (4) above shall have occurred and be continuing, then the principal of all the debt securities, together with any accrued interest, will be due and payable immediately without any declaration or other act on the part of the trustee or any holder of a debt security. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the debt securities.

        In addition, subject to any terms or conditions specified in the applicable prospectus supplement, prior to the declaration of the acceleration of the maturity of the debt securities, past defaults may be waived by the holders of a majority in principal amount of the debt securities, except a default in the payment of principal of or interest on any debt security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of the holder of each debt security.

        The Indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities issued thereunder before proceeding to exercise any right or power under the Indenture at the request of the holders of such debt securities.

        The Indenture also provides that the holders of a majority in principal amount of the outstanding securities of a particular series issued thereunder and affected (each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

        The Indenture contains a covenant that we will file annually with the trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge

        The Indenture provides that, if the provisions of the relevant article of the Indenture are made applicable to the debt securities of (or within) any series pursuant to such Indenture, the Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities, as expressly provided for in the Indenture) as to all debt securities of such series when:

  •
  either:

  •
  all such debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities that have been replaced or paid) have been delivered to the trustee for cancellation, or

  •
  with respect to all such debt securities not theretofore delivered to the trustee for cancellation, we have deposited or caused to be deposited with the trustee funds or government obligations (as described below), or any combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for unpaid principal and interest to maturity;

  •
  we have paid all other sums payable by us under the Indenture with respect to such series;

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the Indenture with respect to such series have been complied with; and

  •
  if such debt securities are not due and payable within one year of the date of such deposit, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

Defeasance and Covenant Defeasance

        The Indenture provides that, if the provisions of the relevant article of the Indenture are made applicable to the debt securities of (or within) any series pursuant to the Indenture, we may elect either (1) to effect a "defeasance," in which case we will be discharged from any and all obligations with respect to such debt securities (except for the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust), or (2) to effect a "covenant defeasance," in which case we will be released from our obligations with respect to the covenants described under "—Certain of our Covenants" or, if provided pursuant to the Indenture, our obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities. Such defeasance or covenant defeasance shall be effected upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at their stated maturity, or government obligations (as described below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

        Such a trust may be established only if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

        The Indenture defines "government obligations" to mean securities that are (i) direct obligations of the government which issued the currency in which the securities of a particular series are payable or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the government that issued the currency in which the securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such currency and are not callable or redeemable at the option of the issuer thereof.

        Unless otherwise provided in the applicable supplemental indenture relating to any series of debt securities, if after we have deposited funds or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series the holder of a debt security of such series is entitled to, and does, elect pursuant to the Indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, the indebtedness represented by such debt security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such debt security as they become due out of the proceeds yielded by converting the amount or other property so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election based on the applicable market exchange rate. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars. If we effect a covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of an event of default, the amount in such currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. We, however, would remain liable to make payment of such amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Modification and Waiver

        Unless otherwise specified in the applicable prospectus supplement, modifications and amendments of the Indenture will be permitted only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture which are affected by such modification or amendment. However, no such modification or amendment may, without the consent of the holder of each such debt security affected by the modification or amendment:

  •
  change the stated maturity of the principal of, or any installment of interest on, any debt security or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any debt security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof;

  •
  reduce the percentage in principal amount of outstanding debt securities necessary to waive compliance with certain provisions of the Indenture or to waive certain defaults; or

  •
  modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding debt securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each debt security.

        Unless otherwise specified in the applicable prospectus supplement, modifications and amendments of the Indenture may be made by us and the respective trustee without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person as obligor under the Indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the Indenture;

  •
  to add events of default with respect to any or all series of debt securities;

  •
  to add or change any of the provisions of the Indenture to such extent as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

  •
  to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  to establish the form or terms of debt securities of any series;

  •
  to add guarantees with respect to the debt securities;

  •
  to secure the debt securities;

  •
  to evidence and provide for the acceptance of appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the

    Indenture as necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee;

  •
  to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture;

  •
  to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of debt securities;

  •
  to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities if such action does not adversely affect the interests of the holders of the debt securities of such series and any related coupons or any other series of debt securities in any material respect;

  •
  to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended; or

  •
  to add or modify any other provision in the Indenture with respect to matters or questions arising under the Indenture which we and the trustee may deem necessary or desirable and which does not materially and adversely affect the legal rights under the Indenture of any holder of debt securities of any series.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the accompanying prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the accompanying prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Legal Ownership of Securities" above;

  •
  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

  •
  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        The global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes the material federal income tax considerations that you, as a shareholder, may consider relevant. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as:

  •
  insurance companies;

  •
  tax-exempt organizations (except to the extent discussed in "—Taxation of Tax-Exempt Shareholders" below);

  •
  financial institutions or broker-dealers;

  •
  non-U.S. individuals and foreign corporations (except to the extent discussed in "—Taxation of Non-U.S. Shareholders" below);

  •
  U.S. expatriates;

  •
  persons who mark-to-market our shares;

  •
  subchapter S corporations;

  •
  U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar;

  •
  regulated investment companies;

  •
  trusts and estates;

  •
  holders who receive our shares through the exercise of employee stock options or otherwise as compensation;

  •
  persons holding our shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Code;

  •
  persons holding a 10% or more (by vote or value) beneficial interest in our shares.

        This summary assumes that shareholders hold shares as capital assets for federal income tax purposes, which generally means property held for investment.

        The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

Taxation of Investors Real Estate Trust as a REIT

        We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended April 30, 1971. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to be organized and to operate in such a manner. However, we cannot assure you that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT. Qualification as a REIT depends on our continuing to satisfy numerous asset, income, share ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results. The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its shareholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

Federal Income Taxation of Investors Real Estate Trust

        In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT for our taxable years ended April 30, 2010 through April 30, 2013, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending April 30, 2014 and in the future. Investors should be aware that Hunton & Williams LLP's opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our properties and the future conduct of our business, and is not binding upon the IRS or any court. In addition, Hunton & Williams LLP's opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, either prospectively or retrospectively, and speaks as of the date issued. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Hunton & Williams LLP has reviewed those matters in connection with the foregoing opinion, Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP's opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "—Failure to Qualify."

        If we qualify as a REIT, we generally will not be subject to federal corporate income tax on that portion of our ordinary income or capital gain that is timely distributed to shareholders. The REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders, substantially eliminating the federal "double taxation" on earnings (that is, taxation at the corporate level when earned, and again at the shareholder level when distributed) that usually results from investments in a corporation. Nevertheless, we will be subject to federal income tax as follows:

        First, we will be taxed at regular corporate rates on our undistributed "REIT taxable income," including undistributed net capital gains.

        Second, under some circumstances, we may be subject to the "alternative minimum tax" as a consequence of our items of tax preference, including any deductions of net operating losses.

        Third, if we have net income from the sale or other disposition of "foreclosure property" that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

        Fourth, if we have net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax.

        Fifth, if we should fail to satisfy one or both of the 75% gross income test or the 95% gross income test as described below under "—Requirements for Qualification—Income Tests," but have nonetheless maintained our qualification as a REIT because we have met other requirements, we will be subject to a 100% tax on the greater of (1)(a) the amount by which we fail the 75% gross income test or (b) the amount by which 95% (or 90% for our taxable years beginning before January 1, 2005) of our gross income exceeds the amount of our income qualifying for the 95% gross income test, multiplied in either case by (2) a fraction intended to reflect our profitability.

        Sixth, if we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test) commencing with taxable years beginning on or after January 1, 2005, as described below under "—Requirements for Qualification—Asset Tests," as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

        Seventh, if we fail to satisfy one or more requirements for REIT qualification commencing with taxable years beginning on or after January 1, 2005, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

        Eighth, if we fail to distribute during each year at least the sum of:

  •
  85% of our REIT ordinary income for such year,

  •
  95% of our capital gain net income for such year, and

  •
  any undistributed taxable income required to be distributed from prior periods,

        then we will be subject to a 4% excise tax on the excess of this required distribution amount over the amounts actually distributed.

        Ninth, if we should acquire any asset from a "C" corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and no election is made for the transaction to be currently taxable, and we subsequently recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired the asset, we generally will be subject to tax at the highest regular corporate rate applicable on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, the "Built-in Gains Tax."

        Tenth, we will be subject to a 100% excise tax on transactions with our taxable REIT subsidiaries that are not conducted on an arm's-length basis.

        Eleventh, we may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. Shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

        Twelfth, we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's shareholders, as described below in "—Recordkeeping Requirements."

        Thirteenth, the earnings of our lower-tier entities, if any, that are subchapter C corporations, including taxable REIT subsidiaries, are subject to federal corporate income tax.

        In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

        To qualify as a REIT, we must elect to be treated as a REIT and must meet the following requirements, relating to our organization, sources of income, nature of assets and distributions.

        The Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  3.
  that would be taxable as a domestic corporation but for application of the REIT provisions of the federal income tax laws;

  4.
  that is neither a financial institution nor an insurance company subject to special provisions of the Code;

  5.
  that has at least 100 persons as beneficial owners (determined without reference to any rules of attribution);

  6.
  during the last half of each taxable year, not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities), which we refer to as the five or fewer requirement;

  7.
  which elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

  8.
  that (unless the entity qualified as a REIT for any taxable year beginning on or before October 4, 1976, which is the case with us) uses the calendar year as its taxable year and complies with the recordkeeping requirements of the federal income tax laws; and

  9.
  that satisfies the income tests, the asset tests, and the distribution tests, described below.

        The Code provides that REITs must satisfy all of the first four, the eighth (if applicable) and the ninth preceding requirements during the entire taxable year. REITs must satisfy the fifth requirement during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of determining share ownership under the sixth requirement, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the sixth requirement above. We will be treated as having met the sixth requirement if we comply with certain Treasury Regulations for ascertaining the ownership of our shares for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that the sixth condition was not satisfied for such year. Our Declaration of Trust currently includes restrictions regarding transfer of our shares of beneficial interest that, among other things, assist us in continuing to satisfy the fifth and sixth of these requirements.

        If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary from its parent REIT will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself for purposes of applying the requirements herein. Our qualified REIT subsidiaries will not be subject to federal corporate income taxation, although they may be subject to state and local taxation in some states.

        An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and to earn its proportionate share of the partnership's gross income for purposes of the applicable REIT qualification tests. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of IRET Properties, our operating partnership (including our operating partnership's share of the assets, liabilities and items of income with respect to any partnership in which it holds an interest), is treated as our assets, liabilities and items of income for purposes of applying the requirements described herein. For purposes of the 10% value test (see "—Asset Tests"), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

        We have control of our operating partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        A REIT may own up to 100% of the shares of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a taxable REIT subsidiary. We are not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we will treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of taxable REIT subsidiaries in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% (or 20% with respect to taxable years beginning before July 30, 2008) of the value of a REIT's assets may consist of stock or securities of one or more taxable REIT subsidiaries.

        A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis.

        A taxable REIT subsidiary may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated, unless such rights are provided to an "eligible independent contractor" (as described below) to operate or manage a lodging facility (or, with respect to taxable years beginning after July 30, 2008, a health care facility) if such rights are held by the taxable REIT subsidiary as a franchisee, licensee, or in a similar capacity and such health care facility or lodging facility is either owned by the taxable REIT subsidiary or leased to the taxable REIT subsidiary by its parent REIT. A taxable REIT subsidiary will not be considered to operate or manage a "qualified health care property" or "qualified lodging facility" solely because the taxable REIT subsidiary directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a taxable REIT subsidiary that employs individuals working at a "qualified health care property" or "qualified lodging facility" outside of the United States will not be considered to operate or manage a "qualified health care property" or "qualified lodging facility," as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the taxable REIT subsidiary pursuant to a management agreement or similar service contract.

        Rent that we receive from a taxable REIT subsidiary will qualify as "rents from real property" under two scenarios. Under the first scenario, rent we receive from a taxable REIT subsidiary will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under "—Income Tests." Under the second scenario, rents that we receive from a taxable REIT subsidiary will qualify as "rents from real property" if the taxable REIT subsidiary leases a property from us that is a "qualified health care property" or "qualified lodging facility" and such property is operated on behalf of the taxable REIT subsidiary by a person who qualifies as an "independent contractor" and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified health care properties" or "qualified lodging facilities," respectively, for any person unrelated to us and the taxable REIT subsidiary (an "eligible independent contractor"). A "qualified health care property" includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Currently, we lease our assisted living facilities and independent living facilities to third party operators. We previously leased five assisted living facilities to a wholly-owned subsidiary of our operating partnership, LSREF Golden OPS 14 (WY), LLC ("LSREF Golden OPS"). However, on January 13, 2012, we sold all of our interest in LSREF Golden OPS to a third party and, consequently, the five assisted living facilities referred to above are now leased by a third party. We may, in the future, lease assisted living facilities to a taxable REIT subsidiary. We do not currently own any lodging facilities.

        Income Tests.    In order to maintain our qualification as a REIT, we must satisfy two gross income requirements. First, we must derive, directly or indirectly, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year from investments relating to real property or mortgages on real property, including "rents from real property," gains on disposition of real estate, dividends paid by another REIT and interest on obligations secured by real property or on interests in real property, or from certain types of temporary investments. Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities. For taxable years beginning on or after January 1, 2005, income and gain from "hedging transactions," as defined below, that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). Income and gain from "hedging transactions" entered into after July 30, 2008 that are clearly and timely identified as such will also be excluded from both the numerator and the denominator for purposes of the 75% gross income test. In addition, as discussed below, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

        Rents that we receive from our real property will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met.

        First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales, provided that such percentage (a) is fixed at the time the lease is entered into, (b) is not renegotiated during the term of the lease in a manner that has the effect of basing percentage rent on income or profits, and (c) conforms with normal business practice.

        Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a "related party tenant"), other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our shares are owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person.

        As described above, we may own up to 100% of the shares of one or more taxable REIT subsidiaries. There are two exceptions to the related-party tenant rule described in the preceding paragraph for taxable REIT subsidiaries. Under the first exception, rent that we receive from a taxable REIT subsidiary will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The "substantially comparable" requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock will not be treated as "rents from real property."

        Under the second exception, for taxable years beginning after July 30, 2008, a taxable REIT subsidiary is permitted to lease health care properties from the related REIT as long as it does not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care or lodging facility is operated. Rent that we receive from a taxable REIT subsidiary will qualify as "rents from real property" as long as the "qualified health care property" is operated on behalf of the taxable REIT subsidiary by an "independent contractor" who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified health care properties" for any person unrelated to us and the taxable REIT subsidiary (an "eligible independent contractor"). A "qualified health care property" includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility.

        Third, "rents from real property" excludes rent attributable to personal property except where such personal property is leased in connection with a lease of real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year.

        Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute "rents from real property" unless such services are customarily provided in the geographic area. Customary services that are not considered to be provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances, and the collection of trash) can be provided directly by us. Where, on the other hand, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor from whom we do not receive any income or a taxable REIT subsidiary. Non-customary services that are not performed by an independent contractor or taxable REIT subsidiary in accordance with the applicable requirements will result in impermissible tenant service income to us to the extent of the income earned (or deemed earned) with respect to such services. If the impermissible tenant service income (valued at not less than 150% of our direct cost of performing such services) exceeds 1% of our total income from a property, all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services does not exceed 1% of our total income from the property, the services will not cause the rent paid by tenants of the property to fail to qualify as rents from real property, but the impermissible tenant services income will not qualify as "rents from real property."

        Our residential rental properties are generally leased under one-year leases providing for fixed rent. Our commercial properties are generally leased for longer terms and generally provide for base rent and, in a number of cases, percentage rent based on gross sales. In order for the rent paid under our leases to constitute "rents from real property," the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

  •
  the intent of the parties;

  •
  the form of the agreement;

  •
  the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

  •
  the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property. In addition, the federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

        Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for federal income tax purposes. We intend to structure our leases so that they will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from our percentage and other leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below.

        We do not currently charge and do not anticipate charging rent that is based in whole or in part on the income or profits of any person (unless based on a fixed percentage or percentages of receipts or sales, as is permitted). We also do not anticipate either deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents or receiving rent from related party tenants.

        Our operating partnership does provide certain services with respect to our properties. We believe that the services with respect to our properties that are and will be provided directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to particular tenants and, therefore, that the provision of such services will not cause rents received with respect to the properties to fail to qualify as rents from real property. Services with respect to the properties that we believe may not be provided by us or the operating partnership directly without jeopardizing the qualification of rent as "rents from real property" are and will be performed by independent contractors or taxable REIT subsidiaries.

        We may, directly or indirectly, receive fees for property management and brokerage and leasing services provided with respect to some properties not owned entirely by the operating partnership. These fees, to the extent paid with respect to the portion of these properties not owned, directly or indirectly, by us, will not qualify under the 75% gross income test or the 95% gross income test. The operating partnership also may receive other types of income with respect to the properties it owns that will not qualify for either of these tests. We believe, however, that the aggregate amount of these fees and other non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under either the 75% gross income test or the 95% gross income test.

        If a portion of the rent that we receive from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as "rents from real property" because either (1) the rent is considered based on the income or profits of the related lessee, (2) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying taxable REIT subsidiaries (including as a result of a property leased to a taxable REIT subsidiary failing to qualify as a "qualified healthcare property" or "qualified lodging facility") or an operator engaged by a taxable REIT subsidiary to operate a "qualified health care property" or "qualified lodging facility" failing to qualify as an eligible independent contractor) or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary, none of the rent from that property would qualify as "rents from real property." In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a lessee's proportionate share of a property's operational or capital expenses, such charges generally will qualify as "rents from real property." To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." However, to the extent that late charges do not qualify as "rents from real property," they instead will be treated as interest that qualifies for the 95% gross income test.

        A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

  •
  the REIT has held the property for not less than two years (or, for sales made on or before July 30, 2008, four years);

  •
  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period (or, for sales made on or before July 30, 2008, four-year period) preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

  •
  either (1) during the year in question, the REIT did not make more than seven sales of property, other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) for sales made after July 30, 2008, the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

  •
  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years (or, for sales made on or before July 30, 2008, four years) for the production of rental income; and

  •
  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

        We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business." We may, however, form or acquire a taxable REIT subsidiary to hold and dispose of those properties we conclude may not fall within the safe-harbor provisions.

        We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions recognized subsequent to July 30, 2008, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. "Foreclosure property" is any real property, including interests in real property, and any personal property incident to such real property (a) that is acquired by a REIT as the result of such REIT having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property, (b) for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated, and (c) for which the REIT makes a proper election to treat the property as foreclosure property. Foreclosure property also includes any "qualified health care property" acquired by the REIT as a result of the termination or expiration of a lease of such property, without regard to a default or the imminence of default.

        A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to a qualified healthcare property, the second taxable year) following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

  •
  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

  •
  on which any construction takes place on the property, other than completion of a building or, any other improvement, where more than 10% of the construction was completed before default became imminent; or

  •
  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income. In the case of a qualified health care property, income derived or received by the REIT from an independent contractor is disregarded to the extent attributable to (1) any lease of property that was in effect on the date the REIT acquired the qualified healthcare property or (2) the extension or renewal of such a lease if under the terms of the new lease the REIT receives a substantially similar or lesser benefit in comparison to the original lease.

        From time to time, we may enter into hedging transactions with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. For taxable years beginning prior to January 1, 2005, any periodic income or gain from the disposition of any financial instrument for these or similar transactions to hedge indebtedness we incurred to acquire or carry "real estate assets" was qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent we hedged with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions should have been treated for the gross income tests. For taxable years beginning on or after January 1, 2005, income and gain from "hedging transactions" will be excluded from gross income for purposes of the 95% gross income test, but not the 75% gross income test. For hedging transactions entered into after July 30, 2008, income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests. For those taxable years, a "hedging transaction" means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.

        The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision," income attributable to such participation feature will be treated as gain from the sale of the secured property.

        Certain foreign currency gains recognized after June 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under the Code. For taxable years beginning prior to January 1, 2005, the relief provisions generally will be available if:

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

  •
  we file a disclosure schedule with the IRS after we determine that we have not satisfied one of the gross income tests; and

  •
  any incorrect information on the schedule is not due to fraud with intent to evade tax.

        Commencing with taxable years beginning on or after January 1, 2005, those relief provisions will be available if:

  •
  our failure to meet these tests is due to reasonable cause and not to willful neglect; and

  •
  we file a disclosure schedule with the IRS after we determine that we have not satisfied one of the gross income tests in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict whether in all circumstances we would be entitled to the benefit of the relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally earn exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. Even if this relief provision applies, the Code imposes a 100% tax with respect to a portion of the non-qualifying income, as described above.

        Asset Tests.    At the close of each quarter of our taxable year, we also must satisfy the following asset tests to maintain our qualification as a REIT;

  •
  At least 75% of the value of our total assets must be represented by real estate assets (including interests in real property (including leaseholds and options to acquire real property and leaseholds), interests in mortgages on real property, and stock in other REITs), cash and cash items (including receivables and certain money market funds), government securities and investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year-term.

  •
  No more than 25% of the value of our total assets may be represented by securities of taxable REIT subsidiaries or other assets that are not qualifying for purposes of the 75% asset test.

  •
  Except for equity investments in REITs, partnerships, qualified REIT subsidiaries or taxable REIT subsidiaries or other investments that qualify as "real estate assets" for purposes of the 75% asset test:

  •
  the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets (the "5% asset test"); and

  •
  we may not own more than 10% of the voting power or value of any one issuer's outstanding voting securities (the "10% vote or value test").

  •
  No more than 25% of the value of our total assets (or, with respect to taxable years beginning on or before July 30, 2008, 20% of the value of our total assets) may be represented by securities of one of more taxable REIT subsidiaries.

        Certain types of securities are disregarded as securities for purposes of the 10% value test discussed above, including (i) straight debt securities (including straight debt that provides for certain contingent payments); (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Code, other than with a "related person"; (iv) any obligation to pay rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. In addition, (a) a REIT's interest as a partner in a partnership is not considered a "security" for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income (excluding income from prohibited transactions) is derived from sources that would qualify for the 75% REIT gross income test, and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership. For taxable years beginning after October 22, 2004, a special look-through rule applies for determining a REIT's share of securities held by a partnership in which the REIT holds an interest for purposes of the 10% value test. Under that look-through rule, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to securities described in items (a) and (b) above.

        We believe that substantially all of our assets consist of (1) real properties, (2) stock or debt investments that earn qualified temporary investment income, (3) other qualified real estate assets, and (4) cash, cash items and government securities. We monitor the status of our assets for purposes of the various asset tests, and manage our portfolio in order to comply with such tests.

        After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for a failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

        Commencing with taxable years beginning on or after January 1, 2005, if a REIT violates the 5% asset test or the 10% vote or value test described above, a REIT may avoid disqualification as a REIT by disposing of sufficient assets to cure a violation that does not exceed the lesser of 1% of the REIT's assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which the REIT first identified the assets causing the violation. In the event of any other failure of the asset tests for taxable years beginning on or after January 1, 2005, a REIT may avoid disqualification as a REIT, if such failure was due to reasonable cause and not due to willful neglect, by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Annual Distribution Requirements

        To qualify for taxation as a REIT, the Code requires that we make distributions (other than capital gain distributions and deemed distributions of retained capital gain) to our shareholders in an amount at least equal to (a) the sum of: (1) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain or loss), and (2) 90% of our net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.

        Generally, we must pay such distributions in the taxable year to which they relate. Dividends paid in the subsequent calendar year, however, will be treated as if paid in the prior calendar year for purposes of the prior year's distribution requirement if the dividends satisfy one of the following two sets of criteria:

  •
  We declare the dividends in October, November or December, the dividends are payable to shareholders of record on a specified date in such a month, and we actually pay the dividends during January of the subsequent year; or

  •
  We declare the dividends before we timely file our federal income tax return for such year, we pay the dividends in the 12-month period following the close of the prior year and not later than the first regular dividend payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year.

        The distributions under the first bullet point above are treated as received by shareholders on December 31 of the prior taxable year, while the distributions under the second bullet point are taxable to shareholders in the year paid.

        Even if we satisfy the foregoing distribution requirements, we will be subject to tax thereon to the extent that we do not distribute all of our net capital gain or "REIT taxable income" as adjusted. Furthermore, if we fail to distribute at least the sum of (1) 85% of our REIT ordinary income for that year; (2) 95% of our REIT capital gain net income for that year; and (3) any undistributed taxable income from prior periods, we would be subject to a 4% non-deductible excise tax on the excess of the required distribution over the amounts actually distributed.

        We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax we paid. For purposes of the 4% excise tax described, any such retained amounts would be treated as having been distributed.

        We intend to make timely distributions sufficient to satisfy the annual distribution requirements. We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In this event, we may find it necessary to arrange for borrowings or, if possible, pay taxable dividends in order to meet the distribution requirement or avoid such income or excise taxation.

        In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or an agreement as to tax liability between us and an IRS district director, or, an amendment or supplement to our federal income tax return for the applicable tax year, we may be able to rectify any resulting failure to meet the 90% annual distribution requirement by paying "deficiency dividends" to shareholders that relate to the adjusted year but that are paid in a subsequent year. To qualify as a deficiency dividend, we must make the distribution within 90 days of the adverse determination and we also must satisfy other procedural requirements. If we satisfy the statutory requirements of Section 860 of the Code, a deduction is allowed for any deficiency dividend we subsequently paid to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, must pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

        We may satisfy the REIT annual distribution requirements by making taxable distributions of our shares. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure containing a safe harbor authorizing publicly traded REITs to make elective cash/share dividends, but that safe harbor has expired. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and shares. We currently do not intend to pay taxable dividends payable in cash and shares.

Recordkeeping Requirements

        We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We have complied and intend to continue to comply with these requirements.

Failure To Qualify

        Commencing with taxable years beginning on or after January 1, 2005, a violation of a REIT qualification requirement other than the gross income tests or the asset tests will not disqualify us as a REIT if the violation is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each such violation. If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In that event, to the extent of our positive current and accumulated earnings and profits, distributions to shareholders will be dividends, generally taxable to non-corporate shareholders at long-term capital gains tax rates of up to 20% and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our REIT qualification. We cannot state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally earn exceeds the limit on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause.

Taxation of U.S. Shareholders

        As used in this prospectus, the term "U.S. Shareholder" means a beneficial holder of our shares of beneficial interest that, for federal income tax purposes is:

  •
  a citizen or resident of the United States;

  •
  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

  •
  an estate, the income of which is subject to federal income taxation regardless of its source;

  •
  a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

  •
  an eligible trust that elects to be taxed as a U.S. person under applicable Treasury Regulations.

        If a partnership, entity, or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our shares, you should consult your tax advisor regarding the consequences of the purchase, ownership, and disposition of our shares by the partnership.

        For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Shareholders will be taxed as discussed below.

        Distributions Generally.    Distributions to taxable U.S. Shareholders, other than capital gain dividends discussed below, will generally constitute dividends up to the amount of our positive current and accumulated earnings and profits and, to that extent, will constitute ordinary income to U.S. Shareholders. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred share distributions and then to our common share distributions.

        These distributions are not eligible for the dividends received deduction generally available to corporations. Certain "qualified dividend income" received by U.S. Shareholders taxed at individual rates is subject to tax at the same tax rates as long-term capital gain (generally, a maximum rate of 20%). Qualified dividend income generally includes dividends paid to U.S. Shareholders taxed at individual rates by domestic corporations and certain qualified foreign corporations. Dividends received from REITs, however, generally do not constitute qualified dividend income, are not eligible for these reduced rates and, therefore, will continue to be subject to tax at higher ordinary income rates (generally, a maximum rate of 39.6%), subject to two narrow exceptions. Under the first exception, dividends received from a REIT may be treated as "qualified dividend income" eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries). Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income to the extent those dividends are attributable to income upon which we have paid corporate tax. We do not anticipate that a material portion of our distributions will be treated as qualified dividend income. In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. Shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares become ex-dividend. In addition, individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.

        To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Shareholder's shares, and then the distribution in excess of such basis will be taxable to the U.S. Shareholder as gain realized from the sale of its shares. Such gain will generally be treated as long-term capital gain, or short-term capital gain if the shares have been held for less than one year, assuming the shares are a capital asset in the hands of the U.S. Shareholder. Dividends we declared in October, November or December of any year payable to a U.S. Shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholders on December 31 of that year, provided that we actually pay the dividends during January of the following calendar year.

        Capital Gain Distributions.    Distributions to U.S. Shareholders that we properly designate as capital gain dividends will generally be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Shareholder has held his or her shares. However, corporate U.S. shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our shareholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to holders of our preferred shares will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to holders of our preferred shares for the year and the denominator of which will be the total dividends paid to holders of all classes of our shares for the year. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of common shares.

        We may elect to retain and pay income tax on net long-term capital gain that we recognized during the tax year. In this instance, U.S. Shareholders will include in their income their proportionate share of our undistributed long-term capital gains. U.S. Shareholders will also be deemed to have paid their proportionate share of the tax we paid, which would be credited against such shareholders' U.S. income tax liability (and refunded to the extent it exceeds such liability). In addition, the basis of the U.S. Shareholders' shares will be increased by the excess of the amount of capital gain included in our income over the amount of tax it is deemed to have paid.

        Any capital gain with respect to capital assets held for more than one year that is recognized or otherwise properly taken into account will be taxed to U.S. Shareholders taxed at individual rates at a maximum rate of 20%. In the case of capital gain attributable to the sale of real property held for more than one year, such gain will be taxed at a maximum rate of 25% to the extent of the amount of depreciation deductions previously claimed with respect to such property. With respect to distributions we designated as capital gain dividends (including any deemed distributions of retained capital gains), subject to certain limits, we may designate, and will notify our shareholders, whether the dividend is taxable to U.S. Shareholders taxed at individual rates at regular long-term capital gains rates (a maximum rate of 20%) or at the 25% rate applicable to unrecaptured depreciation. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gain at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

        Passive Activity Loss and Investment Interest Limitations.    Distributions from us and gain from the disposition of our shares will not be treated as passive activity income and, therefore, U.S. Shareholders will not be able to apply any "passive activity losses" against such income. Dividends from us (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitations. Net capital gain from the disposition of our shares or capital gain dividends generally will be excluded from investment income unless the U.S. Shareholder elects to have the gain taxed at ordinary income rates. Shareholders are not allowed to include on their own federal income tax returns any net operating losses that we incur. Instead, these losses are generally carried over by us for potential affect against future income.

        Taxation of U.S. Shareholders on a Conversion of Our Preferred Shares.    Except as provided below, (i) a U.S. shareholder generally will not recognize gain or loss upon the conversion of preferred shares into our common shares, and (ii) a U.S. shareholder's basis and holding period in our common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common shares received in a conversion that are attributable to accrued and unpaid dividends that are in arrears on the converted preferred shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held our preferred shares for more than one year at the time of conversion. U.S. shareholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of preferred shares for cash or other property.

        Taxation of U.S. Shareholders on a Redemption of Our Preferred Shares.    A redemption of our preferred shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described above in "—Taxation of U.S. Shareholders on the Disposition of Our Shares"). The redemption will satisfy such tests if it (1) is "substantially disproportionate" with respect to the U.S. shareholder's interest in our shares, (2) results in a "complete termination" of the U.S. shareholder's interest in all of our classes of shares or (3) is "not essentially equivalent to a dividend" with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of our preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable as a dividend, as described above "—Taxation of Taxable U.S. Shareholders." In that case, a U.S. shareholder's adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder's remaining share holdings in us. If the U.S. shareholder does not retain any of our shares, such basis could be transferred to a related person that holds our shares or it may be lost.

        Under proposed Treasury regulations, if any portion of the amount received by a U.S. shareholder on a redemption of any class of our preferred shares is treated as a distribution with respect to our shares but not as a taxable dividend, then such portion will be allocated to all shares of the redeemed class held by the redeemed shareholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed U.S. shareholder's basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed shareholder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. shareholder could have gain even if such U.S. shareholder's basis in all its shares of the redeemed class exceeded such portion.

        The proposed Treasury regulations permit the transfer of basis in the redeemed preferred shares to the redeemed U.S. shareholder's remaining, unredeemed preferred shares of the same class (if any), but not to any other class of shares held (directly or indirectly) by the redeemed U.S. shareholder. Instead, any unrecovered basis in the redeemed preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

        Dispositions of Shares.    In general, U.S. Shareholders who are not dealers in securities will realize capital gain or loss on the disposition of our shares equal to the difference between the amount of cash and the fair market value of any property received on the disposition and that shareholder's adjusted basis in the shares. The applicable tax rate will depend on the U.S. Shareholder's holding period in the asset (generally, if the U.S. Shareholder has held the asset for more than one year, it will produce long-term capital gain) and the shareholder's tax bracket (the maximum long-term capital gain rate for U.S. Shareholders taxed at individual rates is 20%). The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were "section 1245 property" (i.e., generally, depreciable personal property). In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of shares that the U.S. shareholder has held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. Shareholder from us that were required to be treated as long-term capital gains. In addition, and as described above under "—Taxation of U.S. Shareholders—Capital Gains Distributions," capital gains recognized by certain of our shareholders that are individuals, estates or trusts from the sale or other disposition of our shares will be subject to a 3.8% Medicare tax on gain from the sale of our shares.

Taxation of Tax-Exempt Shareholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their "unrelated business taxable income" ("UBTI"). While many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, distributions from us to tax-exempt shareholders generally will not constitute UBTI, unless the shareholder has borrowed to acquire or carry its shares or has used the shares in an unrelated trade or business. If a tax-exempt shareholder were to finance its investment in our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules.

        Furthermore, for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under special provisions of the Code, income from an investment in us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Qualified employee pension or profit sharing trusts that hold more than 10% (by value) of the shares of "pension-held REITs" may be required to treat a certain percentage of such a REIT's distributions as UBTI. A REIT is a "pension-held REIT" only if the REIT would not qualify as a REIT for federal income tax purposes but for the application of the "look-through" exception to the five or fewer requirement that allow the beneficiaries of qualified trusts to be treated as holding the REIT's shares in proportion to their actual interests in the qualified trust and the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (1) at least one qualified trust holds more than 25% by value of the REIT's shares or (2) a group of qualified trusts, each owning more than 10% by value of the REIT's shares, holds in the aggregate more than 50% of the REIT's shares. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT dividend. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.

Taxation of Non-U.S. Shareholders

        A "non-U.S. Shareholder" is a shareholder that is not a U.S. Shareholder, partnership (or entity treated as a partnership for federal income tax purposes) or tax-exempt entity. The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other non-U.S. shareholders are complex. This section is only a summary of such rules. We urge non-U.S. Shareholders to consult their own tax advisors to determine the impact of federal, foreign, state, and local income tax laws on the purchase, ownership, and disposition of our shares, including any reporting requirements.

        In general, non-U.S. Shareholders will be subject to federal income tax at graduated rates with respect to their investment in us if the income from the investment is "effectively connected" with the non-U.S. Shareholder's conduct of a trade or business in the United States in the same manner that U.S. shareholders are taxed. A corporate non-U.S. Shareholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income that meets various certification requirements will generally be exempt from withholding. The following discussion will apply to non-U.S. Shareholders whose income from their investments in us is not so effectively connected (except to the extent that the "FIRPTA" rules discussed below treat such income as effectively connected income).

        Distributions by us that are not attributable to gain from the sale or exchange by us of a "United States real property interest" (a "USRPI"), as defined below, and that we do not designate as a capital gain distribution will be treated as an ordinary income dividend to the extent that we pay the distribution out of our current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a federal income tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Shareholder's basis in its shares (but not below zero) and then as gain from the disposition of such shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. Shareholder may obtain a refund of amounts we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        For any year in which we qualify as a REIT, a non-U.S. Shareholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). The term USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under the FIRPTA rules, a non-U.S. Shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. Shareholder. A non-U.S. Shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. Shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. Shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. Shareholder may receive a credit against its tax liability for the amount we withhold.

        Distributions by us with respect to our shares that are attributable to gain from the sale or exchange of a USRPI will be treated as ordinary dividends (taxed as described above) to a non-U.S. Shareholder rather than as gain from the sale of a USRPI as long as (1) the applicable class of shares is "regularly traded" on an established securities market in the United States and (2) the non-U.S. Shareholder did not own more than 5% of such class of shares at any time during the one-year period preceding the date of the distribution. We believe that our common shares, Series A preferred shares and Series B preferred shares currently qualify as "regularly traded." Capital gain dividends distributed to a non-U.S. Shareholder that held more than 5% of the applicable class of shares in the year preceding the distribution, or to all non-U.S. Shareholders in the event that the applicable class of shares ceases to be regularly traded on an established securities market in the United States, will be taxed under FIRPTA as described in the preceding paragraph. Moreover, if a non-U.S. Shareholder disposes of our shares during the 30-day period preceding a dividend payment, and such non-U.S. Shareholder (or a person related to such non-U.S. Shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. Shareholder, then such non-U.S. Shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

        Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to non-U.S. Shareholders, and remit to the IRS, 30% of ordinary dividends paid out of earnings and profits. Special withholding rules apply to capital gain dividends that are not recharacterized as ordinary dividends. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to a withholding rate of 30%. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Shareholder exceeds the shareholder's U.S. tax liability, the non-U.S. Shareholder may file for a refund of such excess from the IRS.

        We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Shareholder unless:

  •
  a lower treaty rate applies and the non-U.S. Shareholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

  •
  the non-U.S. Shareholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Shareholder's trade or business so that no withholding tax is required; or

  •
  the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a USRPI, in which case tax will be withheld at a 35% rate.

        Unless our shares constitute a USRPI within the meaning of FIRPTA, a sale of our shares by a non-U.S. Shareholder generally will not be subject to federal income taxation. Our shares will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A REIT is a domestically controlled qualified investment entity if at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Shareholders. Because our common shares and Series A preferred shares are publicly-traded, we cannot assure you that we are or will be a domestically controlled qualified investment entity. If we were not a domestically controlled qualified investment entity, a non-U.S. Shareholder's sale of our shares would be a taxable sale of a USRPI unless the shares were "regularly traded" on an established securities market (such as NYSE) and the selling shareholder owned, actually or constructively, no more than 5% of the shares of the applicable class throughout the applicable testing period. If the gain on the sale of shares were subject to taxation under FIRPTA, the non-U.S. Shareholder would be subject to the same treatment as a U.S. Shareholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). However, even if our shares are not a USRPI, a nonresident alien individual's gains from the sale of shares will be taxable if the nonresident alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

        A purchaser of our shares from a non-U.S. Shareholder will not be required to withhold under FIRPTA on the purchase price if (1) the purchased shares are "regularly traded" on an established securities market and the selling shareholder owned, actually or constrictively, no more than 5% of the shares of the applicable class throughout the applicable testing period or (2) if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of our shares from a non-U.S. Shareholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. We believe that our common shares, Series A preferred shares and Series B preferred shares currently qualify as "regularly traded."

        For payments received after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our shares received by certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments received after December 31, 2016, on proceeds from the sale of our shares received by certain non-U.S. shareholders. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the Internal Revenue Service to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

        We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

  •
  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

  •
  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

        Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. Shareholder provided that the non-U.S. Shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. Shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. Shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. Shareholder of shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. Shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder's U.S. federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

        For payments received after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our shares received by U.S. shareholders who own their shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments received after December 31, 2016, on proceeds from the sale of our shares received by U.S. shareholders who own their shares through foreign accounts or foreign intermediaries. We will not pay any additional amounts in respect of any amounts withheld.

Other Tax Consequences

        Tax Aspects of Our Investments in the Operating Partnership and Subsidiary Partnerships.    The following discussion summarizes certain material federal income tax considerations applicable to our direct or indirect investment in our operating partnership and any subsidiary partnerships or limited liability companies we form or acquire that are treated as partnerships for federal income tax purposes, each individually referred to as a "Partnership" and, collectively, as "Partnerships." The following discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

        Classification as Partnerships.    We are entitled to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

  •
  is treated as a partnership under the Treasury regulations relating to entity classification (the "check-the-box regulations"); and

  •
  is not a "publicly traded" partnership.

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that each Partnership will be classified as a partnership for federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

        A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership's gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception").

        Treasury regulations, referred to as PTP regulations, provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors (the "private placement exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership (other than the operating partnership, which has more than 100 partners) should qualify for the private placement exclusion.

        The operating partnership does not qualify for the private placement exclusion. Another safe harbor under the PTP regulations provides that so long as the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed two percent of the total interests in the partnership capital or profits, interests in the partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof. For purposes of applying the two percent threshold, "private transfers," transfers made under certain redemption or repurchase agreements, and transfers made through a "qualified matching service" are ignored. While we believe that the operating partnership satisfies the conditions of this safe harbor, we cannot assure you that the operating partnership has or will continue to meet the conditions of this safe harbor in the future. Consequently, while units of the operating partnership are not and will not be traded on an established securities market, and while the exchange rights of limited partners of the operating partnership are restricted by the agreement of limited partnership in ways that we believe, taking into account all of the facts and circumstances, prevent the limited partners from being able to buy, sell or exchange their limited partnership interests in a manner such that the limited partnership interests would be considered "readily tradable on a secondary market or the substantial equivalent thereof" under the PTP regulations, no complete assurance can be provided that the IRS will not successfully assert that the operating partnership is a publicly traded partnership.

        As noted above, a publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for each taxable year in which the partnership is a publicly traded partnership consists of "qualifying income" under Section 7704 of the Code. "Qualifying income" under Section 7704 of the Code includes interest, dividends, real property rents, gains from the disposition of real property, and certain income or gains from the exploitation of natural resources. In addition, qualifying income under Section 7704 of the Code generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs. We believe the operating partnership has satisfied the 90% qualifying income test under Section 7704 of the Code in each year since its formation and will continue to satisfy that exception in the future. Thus, we believe the operating partnership has not and will not be taxed as a corporation.

        There is one significant difference, however, regarding rent received from related party tenants under the REIT gross income tests and the 90% qualifying income exception. For a REIT, rent from a tenant does not qualify as rents from real property if the REIT and/or one or more actual or constructive owners of 10% or more of the REIT actually or constructively own 10% or more of the tenant. Under Section 7704 of the Code, rent from a tenant is not qualifying income if a partnership and/or one or more actual or constructive owners of 5% or more of the partnership actually or constructively own 10% or more of the tenant. Accordingly, we will need to monitor compliance with both the REIT rules and the publicly traded partnership rules.

        We have not requested, and do not intend to request, a ruling from the IRS that the operating partnership or any other Partnerships will be classified as a partnership (or disregarded entity, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See "—Requirements for Qualification—Income Tests" and "—Requirements for Qualification—Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Annual Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

Income Taxation of the Partnerships and Their Partners

        Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. We will therefore take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

        Tax Allocations With Respect to Contributed Properties.    Income, gain, loss, and deduction attributable to (a) appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or (b) property revalued on the books of a partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, referred to as "built-in gain" or "built-in loss," is generally equal to the difference between the fair market value of the contributed or revalued property at the time of contribution or revaluation and the adjusted tax basis of such property at that time, referred to as a "book-tax difference". Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Our operating partnership has acquired and may acquire appreciated property in exchange for limited partnership interests. We have a carryover, rather than a fair market value, basis in such contributed assets equal to the basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we have a lower adjusted basis with respect to that portion of our operating partnership's assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This results in lower depreciation deductions with respect to the portion of our operating partnership's assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition.

        The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Unless we as general partner select a different method, our operating partnership will use the traditional method for allocating items with respect to which there is a book-tax difference. As a result, the carryover basis of assets in the hands of our operating partnership in contributed property causes us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all of our assets were to have a tax basis equal to their fair market value at the time of the contribution, and a sale of that portion of our operating partnership's properties which have a carryover basis could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. As a result of the foregoing allocations, we may recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends, instead of a tax-free return of capital or capital gains.

        Basis in Partnership Interest.    Our adjusted tax basis in any partnership interest we own generally will be:

  •
  the amount of cash and the basis of any other property we contribute to the partnership;

  •
  increased by our allocable share of the partnership's income (including tax-exempt income) and our allocable share of indebtedness of the partnership; and

  •
  reduced, but not below zero, by our allocable share of the partnership's loss, the amount of cash and the basis of property distributed to us, and constructive distributions resulting from a reduction in our share of indebtedness of the partnership.

        Loss allocated to us in excess of our basis in a partnership interest will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

        Sale of a Partnership's Property.    Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on contributed or revalued properties is the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution or revaluation. Any remaining gain or loss recognized by the Partnership on the disposition of contributed or revalued properties, and any gain or loss recognized by the Partnership on the disposition of other properties, will be allocated among the partners in accordance with their percentage interests in the Partnership.

        Our share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See "—Requirements for Qualification—Income Tests." We do not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or the Partnership's, trade or business.

Legislative or Other Actions Affecting REITs

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective Shareholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common shares.

State and Local Tax

        We and our shareholders may be subject to state and local tax in various states and localities, including those in which we or they transact business, own property or reside. The tax treatment of us and our shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

 SELLING SHAREHOLDERS

        Information regarding the beneficial ownership of our common shares by the selling shareholders, the number of shares being offered by the selling shareholders and the number of shares beneficially owned by the selling shareholders after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

        We or any selling shareholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  through underwriters or dealers;

  •
  directly to purchasers;

  •
  in a rights offering;

  •
  in "at the market" offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

  •
  through agents;

  •
  in block trades;

  •
  through a combination of any of these methods; or

  •
  through any other method permitted by applicable law and described in a prospectus supplement.

        In addition, we may issue the securities as a dividend or distribution to our existing shareholders or other securityholders.

        Subject to maintaining our qualification as a REIT for federal income tax purposes, we may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities offered pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities issued pursuant to this prospectus close out its short positions;

  •
  sell securities short and redeliver such shares to close out our short positions;

  •
  enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer securities under this prospectus; or

  •
  loan or pledge securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

        The prospectus supplement with respect to any offering of securities will include the following information:

  •
  the terms of the offering;

  •
  the name or names of any underwriters or agents;

  •
  the name or names of any managing underwriters;

  •
  the purchase price or initial public offering price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any commissions paid to agents; and

  •
  any securities exchange on which the securities may be listed.

Sales through Underwriters or Dealers

        If underwriters are used in a sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

        In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

        Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering, sales made directly on the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

        Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common shares, Series A preferred shares and Series B preferred shares, which are currently listed on the NYSE. We currently intend to list any common shares sold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred shares on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

        Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

        Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Section at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Section. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Our SEC filings are also available at the SEC's website at http://www.sec.gov and our website at http://www.iret.com. Information on our website does not constitute part of this prospectus.

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to our common shares. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended, or the Exchange Act, with the SEC and are incorporated by reference in this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended April 30, 2012 (excluding Item 8 which has been updated by our Current Report or Form 8-K filed with the SEC on December 10, 2012), filed with the SEC on July 16, 2012;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended April 30, 2012 from our definitive proxy statement on Schedule 14A filed with the SEC on July 25, 2012;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended July 31, 2012, October 31, 2012 and January 31, 2013; filed with the SEC on September 10, 2012, December 10, 2012 and March 12, 2013, respectively.

  •
  our Current Reports on Form 8-K (excluding any information furnished but not filed thereunder) filed with the SEC on June 4, 2012, June 22, 2012, June 28, 2012, June 29, 2012, August 3, 2012, September 17, 2012, September 20, 2012, November 27, 2012, December 5, 2012, December 10, 2012, March 21, 2013, April 1, 2013 and April 5, 2013;

  •
  our Current Report on Form 8-K/A filed with the SEC on July 19, 2012;

  •
  the description of our common shares contained in our Registration Statement on Form 10 (File No. 0-14851), dated July 29, 1986, as amended by our Amended Registration Statement on Form 10, dated December 17, 1986, and our Second Amended Registration Statement on Form 10, dated March 12, 1987;

  •
  the description of our Series A preferred shares contained in our registration statement on Form 8-A, dated April 21, 2004 and filed with the SEC on April 22, 2004; and

  •
  the description of our Series B preferred shares contained in our registration statement on Form 8-A, dated August 3, 2012 and filed with the SEC on August 3, 2012.

        We also incorporate by reference into this prospectus all documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any securities to which this prospectus and any accompanying prospectus supplement relate.

        To the extent that information appearing in a document filed by us later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.

        We will provide copies of all documents that are incorporated by reference into this prospectus and any applicable prospectus supplement (not including the exhibits other than exhibits that are specifically incorporated by reference) without charge to each person to whom this prospectus is delivered and who so requests in writing or by calling us at the following address and telephone number:

Investors Real Estate Trust
1400 31st Avenue SW, Suite 60
Minot, ND 58702
Attn: Shareholder Relations
Telephone: (701) 837-4738
Facsimile: (701) 838-7785

LEGAL MATTERS

        The validity of the securities issued under this prospectus will be passed upon for us by Hunton & Williams LLP and, with respect to matters of North Dakota law, by Leonard Street & Deinard, Professional Association. Certain federal income tax and other legal matters will be passed upon for us by Hunton & Williams LLP. The validity of any securities issued under this prospectus will be passed upon for any underwriters by counsel named in the applicable prospectus supplement

EXPERTS

        The financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K filed December 10, 2012 and the effectiveness of Investors Real Estate Trust's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

10,000,000 Common Shares of Beneficial Interest

PROSPECTUS SUPPLEMENT

July 18, 2013